                                                                     EXHIBIT 2.1







                                    AGREEMENT

                          FOR THE SALE AND PURCHASE OF

                         ALL THE ISSUED SHARE CAPITAL OF

                          BOUNTY GROUP HOLDINGS LIMITED












                             Weil, Gotshal & Manges

                                    CONTENTS

SECTION                                                            PAGE

SECTION 1 INTERPRETATION.............................................2
SECTION 2 SALE AND PURCHASE OF THE SHARES AND LOAN STOCK.............6
SECTION 3 CONSIDERATION..............................................7
SECTION 4 CONDITIONS PRECEDENT.......................................7
SECTION 5 WARRANTIES.................................................8
SECTION 6 LIMITATIONS...............................................10
SECTION 7 [INTENTIONALLY BLANK].....................................12
SECTION 8 COMPLETION................................................12
SECTION 9 RETENTION.................................................14
SECTION 10 PROTECTIVE COVENANTS.....................................16
SECTION 11 TAX COVENANT.............................................17
SECTION 12 PURCHASER'S WARRANTIES...................................17
SECTION 13 WITHHOLDING TAX AND GROSSING UP..........................17
SECTION 14 LIABILITY................................................17
SECTION 15 ENTIRE AGREEMENT.........................................17
SECTION 16 VARIATION................................................17
SECTION 17 ASSIGNMENT...............................................17
SECTION 18 ANNOUNCEMENTS............................................18
SECTION 19 COSTS....................................................18
SECTION 20 PARTIAL INVALIDITY.......................................18
SECTION 21 RESTRICTIVE TRADE PRACTICES ACT..........................18
SECTION 22 REMEDIES AND WAIVERS.....................................18
SECTION 23 FURTHER ASSURANCE........................................19
SECTION 24 NOTICES..................................................19
SECTION 25 GOVERNING LAW............................................20
SECTION 26 JURISDICTION.............................................20
SECTION 27 COUNTERPARTS.............................................20

SCHEDULE 1
THE COMPANY AND THE SUBSIDIARIES....................................21

SCHEDULE 2
DETAILS OF SUBSIDIARIES ............................................29

SCHEDULE 3
THE WARRANTIES .....................................................54

SCHEDULE 4
PROPERTY DETAILS....................................................85

SCHEDULE 5
TAX COVENANT........................................................88

SCHEDULE 6
PURCHASER'S WARRANTIES..............................................95

THIS AGREEMENT is made on 14 July 1997 between:

(1) The persons listed in Part A of Schedule 1 (each a "SELLER" and together the "SELLERS");

(2) Snyder Communications, Inc. whose principal place of business is at Two Democracy Center, 6903 Rockledge Drive, Bethesda, MD20817 (the "PURCHASER");


WHEREAS:

(A) Bounty Group Holdings Limited (the "COMPANY") is a private company limited by shares incorporated in England and Wales certain details of which are set out in Part A of Schedule 1.

(B) The Purchaser has made a general offer (the "OFFER") to the holders of all the issued share and loan capital and Loan Stock of the Company, including all the ordinary shares of the Company, to purchase the entire issued share and loan capital and Loan Stock of the Company on the terms and conditions set out herein.

IT IS AGREED as follows:

SECTION 1    INTERPRETATION

CLAUSE 1.1   In this Agreement, including the Schedules hereto:

"ACCOUNTS" means the audited consolidated accounts for the financial year ended on the Accounts Date comprising:

(A) the audited balance sheet of the Company (and the audited consolidated balance sheet, if any, of the Company and its subsidiary undertakings) as at the Accounts Date; and

(B) the audited profit and loss account of the Company (and the audited consolidated profit and loss account, if any, of the Company and its subsidiary undertakings) in respect of the financial year ended on the Accounts Date, together with any notes, directors' or auditors' reports or statements included in or annexed to them;

"ACCOUNTS DATE" means 31 December 1996;

"ARTICLES OF ASSOCIATION" means the articles of association of the Company;

"ASSOCIATED COMPANIES" means the companies of which details are set out in Part C of Schedule 2;

"BUSINESS DAY" means a day (excluding Saturdays) on which banks generally are open in London and Washington D.C. for the transaction of normal banking business;

"CASH CONSIDERATION" bears the meaning ascribed to it in Clause 3.3;

"CERTIFICATE OF TITLE" means the certificates of title from the Seller's Solicitors relating to the Freehold Properties;
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"CLAIM" means any claim for breach by a Warrantor of any Warranty or any claim under the Tax Covenant;

"COMPANIES ACT" means the Companies Act 1985, as amended;

"COMPLETION" means completion of the sale and purchase of the Shares under this Agreement;

"COMPLETION DATE" means the date on which Completion occurs;

"CONDITIONAL EXCHANGE AGREEMENT" means the deeds in the agreed form between the EBT and the optionholders who have been granted options over the shares held in the trust of which EBT is the trustee;

"CONFIDENTIALITY UNDERTAKING" means the Confidential Disclosure Agreement entered into on 29 April 1997 between the Purchaser and the Company;

"CONSIDERATION" means the Share Consideration and the Cash Consideration;

"CONSIDERATION SHARES" means unregistered shares of common stock of the Purchaser having a par value of $0.001;

"COSTS" means liabilities, losses, damages, costs (including legal costs) and expenses, in each case of any nature whatsoever;

"DEFERRED SHARES" means all the issued Deferred Shares of the Company;

"DISCLOSURE LETTER" means the letter in the agreed form from the Warrantors to the Purchaser executed and delivered immediately before the signing of this Agreement;

"DORMANT COMPANIES" means Diss Building & Maintenance Services Limited, Stork Nursery Supplies Limited, Babylove Limited, Baby Junction Limited, Bounty Group Limited, Bounty Vision Limited, Diss Fulfilment Services (Ireland) Limited, Globalvision Limited and Revelfax Limited, the Waveney Glass Company Limited, Bounty Holdings Inc., Bounty Publications Inc., Stork Nursery Supplies Inc. and Bounty Giftpax Inc.;

"EBT" means Bounty Group Employee Share Scheme Trustee Ltd, a Seller;

"FINANCIAL YEAR" shall be construed in accordance with section 223 of the Companies Act;

"FREEHOLD PROPERTIES" means the freehold properties of the Group, particulars of which are set out in items 1 to 3 (inclusive) of Schedule 4;

"GROUP" means the Company and the Subsidiaries;

"GROUP COMPANY" means the Company or any other member of the Group;

"HOLDING COMPANY" shall be construed in accordance with sections 736 and 736A of the Companies Act;

"IHTA" means the Inheritance Tax Act 1984;

"INSOLVENCY ACT" means the Insolvency Act 1986;

"INTELLECTUAL PROPERTY RIGHTS" means patents, trade marks, service marks, trade names, design rights, copyright (including rights in computer software), rights in know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world;

"LEASEHOLD PROPERTIES" means the leasehold properties of the Group particulars of which are set out in items 4 to 7 of Schedule 4;

"LOAN STOCK" means the Series A (10%), C(8%), D(7%) and E(0%) unsecured loan stock of the Company due 2002, 2006, 2006 and 2008, respectively;

"MANAGEMENT ACCOUNTS" means the unaudited management accounts of the Company for the period commencing on the Accounts Date and ending on the Management Accounts Date;

"MANAGEMENT ACCOUNTS DATE" means 30 April 1997;

"OPERATIONS LETTER" means the letter in the agreed form from the Purchaser to the directors of the Company and the Warrantors relating to the operations of the Company after Completion;

"ORDINARY SHARES" means the ordinary shares of 10p each in the capital of the Company;

"PENSION SCHEME" means the defined contribution pension schemes constituted by a deed, dated 29 July 1994, between Bounty Services Limited, Austin Haines and others;

"PROPERTIES" means the Freehold Properties and the Leasehold Properties;

"PREFERRED ORDINARY SHARES" means the cumulative preferred ordinary shares of 10p each in the capital of the Company;

"PURCHASER'S ACCOUNTANTS" means Arthur Andersen L.L.P.;

"PURCHASER'S GROUP" means the Purchaser and its subsidiaries;

"PURCHASER'S SOLICITORS" means Weil, Gotshal & Manges of 99 Bishopsgate, London EC2M 3XD;

"REDEEMABLE PREFERENCE SHARES" means the cumulative redeemable preference shares of (pound)1 each in the capital of the Company;

"RETENTION" bears the meaning ascribed to it in Clause 9.1;

"RETENTION BENEFICIARIES" means the Sellers other than EBT, Roderick Hopewell-Smith, the Second Brown Shipley Fund, Holgar Brandt and Pearl Carter;

"SCHEDULES" means Schedules 1 to 6 to this Agreement and SCHEDULE shall be construed accordingly;

"SECOND BROWN SHIPLEY FUND" means Second Brown Shipley Fund and Second Brown Shipley Fund II, limited partnerships registered in England and Wales with numbers LP3872 and LP3961 respectively acting through their general partner Brown Shipley Development Capital Limited and which hold shares through their nominee, Founders Court Nominees Limited;
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"SECURITIES ACT" means the U.S. Securities Act of 1933, as amended;

"SECURITY INTEREST" means any security interest of any nature whatsoever including, without limitation, any mortgage, charge, pledge, lien, assignment by way of security or other encumbrance;

"SELLERS' ACCOUNTANTS" means Coopers & Lybrand of The Atrium, St. Georges Street, Norwich NR3 1AG;

"SELLERS' SOLICITORS" means SJ Berwin & Co of 222 Grays Inn Road, London WC1X
8HB;

"SHARES" means all the issued Redeemable Preference Shares, Ordinary Shares, Preferred Ordinary Shares and Deferred Shares immediately prior to Completion following Conversion;

"SNYDER EXCHANGE PRICE" means $26.19375;

"STOCKHOLDERS" means the holders of the Loan Stock identified as such in Part B of Schedule 1;

"SUBSIDIARIES" means the companies, details of which are set out in Part B of
Schedule 2;

"SUBSIDIARY" and "SUBSIDIARIES" shall be construed in accordance with sections 736 and 736A of the Companies Act;

"SUBSIDIARY UNDERTAKING" shall be construed in accordance with section 258 of the Companies Act;

"TAX, TAX LIABILITY AND TAXATION AUTHORITY" have the meanings given to them in the Tax Covenant;

"TAXES ACT" means the Income and Corporation Taxes Act 1988;

"TAX COVENANT" means the tax covenants set out in Schedule 5 and forming part of this Agreement;

"TAX CLAIM" means any claim for breach of any of the Tax Warranties or under the Tax Covenant;

"TAX WARRANTIES" means the warranties set out in Part E of Schedule 3;

"TCGA" means the Taxation of Chargeable Gains Act 1992;

"UK GAAP" means generally accepted accounting principles in the UK;

"US$" means the lawful currency of the United States of America;

"VAT" means value added tax;

"VATA" means the Value Added Tax Act 1994;

"WARRANTOR LIABILITY" means any liability of the Warrantors in respect of any Claims;

"WARRANTIES" means the warranties set out in Schedule 3 and "WARRANTY" means any one of them; and

"WARRANTORS" means each of Sinclair Stewart, Allan Hayward, Paul D'Inverno, Robert Egleton, Roger Graffy and Nicholas Hopewell-Smith.

CLAUSE 1.2    In this Agreement, unless the context otherwise requires:

(A) references to "PERSONS" shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

(B) the headings are inserted for convenience only and do not affect the interpretation of this Agreement;

(C) any reference to an "ENACTMENT" is a reference to it as from time to time amended, consolidated or re-enacted (with or without modification) and includes all instruments or orders made under such enactment;

(D) any statement qualified by the expression "TO THE BEST KNOWLEDGE OF THE WARRANTORS" or "SO FAR AS THE WARRANTORS ARE AWARE" or any similar expression shall, except where further qualified by the expression "actual" be deemed to include an additional statement that it has been made after all reasonable enquiries of the Directors of the Company, the Sellers' Solicitors and Coopers & Lybrand;

(E) any reference to a document "IN THE AGREED FORM" is to the form of the relevant document agreed between the parties and for the purpose of identification initialled by each of them or on their behalf (in each case with such amendments as may be agreed by or on behalf of the Sellers and the Purchaser);

(F) a person shall be deemed to be connected with another if that first person is connected with another within the meaning of section 839 of the Taxes Act;

(G) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than England, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the English legal term;

(H) words denoting the singular noun shall denote the plural noun and vice versa and words denoting one gender shall denote all genders; and

(I)      references to the Sellers include a reference to each of them.

SECTION 2     SALE AND PURCHASE OF THE SHARES AND LOAN STOCK

CLAUSE 2.1    Each of the Sellers hereby agrees to sell, and the Purchaser agrees to purchase, the Shares indicated as held immediately prior to Completion following conversion set opposite such Seller's name in Part A of Schedule 1 with effect from the close of business on the Completion Date. Each of the Sellers other than EBT and Spread Trustee Company Limited and each of the Sellers selling as trustee shall sell the Shares with full title guarantee. EBT and Spread Trustee Company Limited and each of the Sellers selling as a trustee shall sell the Shares with limited title guarantee. Each of the Stockholders hereby agree to sell, and the Purchaser agrees to purchase, the Loan Stock with effect from close of business on Completion Date. Each of the Stockholders shall sell the Loan Stock with full title guarantee The Shares and Loan Stock shall be sold free from all Security Interests, options, equities, claims and other third party rights, together with all rights attaching to them.

CLAUSE 2.2     The Loan Stock shall be acquired together with the benefit of all interest accrued thereon. The Company shall have paid all outstanding dividends on the Redeemable Preference Shares, Preferred Ordinary Shares and Preference Shares immediately prior to Completion.

SECTION 3      CONSIDERATION

CLAUSE 3.1     The total consideration for the sale of the Shares other than the Redeemable Preference Shares (the "SHARE CONSIDERATION") shall be(pound)30,000,000 less(pound)7,073,250.

CLAUSE 3.2     The Share Consideration shall be satisfied by the allotment and issue credited as fully paid of :

(a) 1,108,529 Consideration Shares to the holders of the Ordinary Shares at Completion in the proportions shown in Part C of
         Schedule 1;

(b) 1 Consideration Share to the holders of the Deferred Shares at Completion in the proportions shown in Part C of Schedule 1;

(c) 374,710 Consideration Shares to the holders of the Preferred Ordinary Shares at Completion in the proportions shown in Part C of Schedule 1.

CLAUSE 3.3     The consideration for the Redeemable Preference Shares and the
Loan Stock (the "CASH CONSIDERATION") shall be (pound)6,915,504 which shall be satisfied by a cash payment to the Sellers' Solicitors at Completion. The Sellers' solicitors are hereby authorised to receive the Cash Consideration on behalf of the relevant Sellers and Stockholders and to give a good discharge for the same. The Cash Consideration shall be apportioned as to (pound)750,000 to the Redeemable Preference Shares and as to (pound)6,165,503 to the Loan Stock.

CLAUSE 3.4     If any payment (including a transfer of Consideration or
Snyder Shares from the Retention) is made by the Sellers to the Purchaser under or in respect of any breach of this Agreement (including, without limitation, any payment pursuant to any Claim or any indemnity contained in this Agreement, and any payment under the Tax Covenant), such payment or transfer shall so far as possible be treated as a reduction in the price paid for the Shares.

SECTION 4      CONDITIONS PRECEDENT

CLAUSE 4.1     Completion of the sale and purchase of the Shares and Loan
Stock shall be conditional upon

(A) the Conditional Exchange Agreement having been signed and exchanged by all the parties thereto

(B) written consents to the change of control constituted by the sale of Shares being given to the relevant company in the Group by each of the following:

         (I)      Mothercare Group; and

         (II)     Bank of Scotland;

(C) This Agreement having been executed by the Purchaser and by the holders of not less than nine-tenths in value of each of the Ordinary Shares, the Deferred Shares and the Preferred Ordinary Shares respectively.

CLAUSE 4.2     The Purchaser may in its absolute discretion, at any time, waive any or all of the Conditions Precedent either in whole or in part by written notice to the Sellers.

CLAUSE 4.3     Each of the parties undertakes to use all reasonable
endeavours to ensure that the Conditions Precedent are fulfilled as soon as reasonably practicable and in any event by not later than 31 July 1997.

CLAUSE 4.4     If all the Conditions Precedent have not been fulfilled (or waived) on or before the date specified in Clause 4.3, this Agreement shall automatically terminate and neither party (provided such party shall have used all reasonable endeavours as provided in Clause 4.3) shall have any claim of any nature whatsoever against the other party under this Agreement (save in respect of its accrued rights arising from any prior breach of this Agreement).

SECTION 5      WARRANTIES

CLAUSE 5.1     The Warrantors warrant to the Purchaser in the terms of the
Warranties (subject to the matters fairly and reasonably disclosed in the Disclosure Letter and subject to the matters reasonably apparent from an inspection of the documents listed in and annexed to the Disclosure Letter) and acknowledge that the Purchaser has entered into this Agreement in reliance upon the Warranties.

CLAUSE 5.2     Each of the Warranties is separate and independent and (save as expressly provided to the contrary) shall not be limited or restricted by

(A)      reference to any other Warranty; or

(B)      anything in this Agreement or the Tax Covenant.

CLAUSE 5.3     The Warrantors agree to waive the benefit of all rights (if any) which the Warrantors may have against any Group Company, or any present or former officer or employee of any such company, on whom the Warrantors may have relied in agreeing to any term of this Agreement or any statement set out in the Disclosure Letter and the Warrantors undertake not to make any claim in respect of such reliance.

CLAUSE 5.4     The Warrantors undertake to notify the Purchaser in writing promptly if any of them becomes aware of any circumstance arising after the date of this Agreement which would cause any Warranty (if the Warranties were repeated with reference to the facts and circumstances then existing) to become untrue, inaccurate or misleading in any respect which is material to the financial or trading position of the Group taken as a whole.

CLAUSE 5.5 Each of the Sellers severally warrants to the Purchaser that:

(A) such Seller has the requisite power and authority to enter into and perform this Agreement;

(B) there is no pledge, lien or other encumbrance on, over, or affecting the Shares or Loan Stock of such Seller and there is no agreement or arrangement to give or create any such encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing;

(C) this Agreement constitutes and imposes valid legal and binding obligations on such Seller fully enforceable in accordance with its terms;

(D) it is the sole legal owner of the Shares and Loan Stock hereby agreed to be sold by it free from all Security Interests, options, equities, claims and other third party rights (including rights of pre-emption) of any nature whatsoever save for those set out in the Articles of Association of the Company or otherwise disclosed expressly in the Disclosure Letter.

CLAUSE 5.6 Each of the Sellers acknowledges that (I) the Consideration Shares have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to a registration or in transactions exempt from the registration requirements of the Securities Act and (II) the Purchaser will instruct its secretary not to register any transfer of Consideration Shares unless the Purchaser shall have received an opinion of counsel reasonably acceptable to it that the foregoing legal requirements have been met.

CLAUSE 5.7 Each of the Sellers hereby covenants to the Purchaser that it will not (I) transfer, sell or otherwise dispose of any Consideration Shares or (II) sell or otherwise reduce its risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No.1., "Codification of Financial Reporting Policies," Section 201.01 [47 F.R. 21028] (May 17, 1982) with respect to any Consideration Shares, in each case until after such time (the "DELIVERY TIME") as consolidated financial statements which reflect at least 30 days of post-agreement combined operations of the Purchaser and the Company and/or the Group have been published by the Purchaser, except as permitted by Staff Accounting Bulletin No. 76 issued by the United States Securities and Exchange Commission.

CLAUSE 5.8 Each of the Sellers understands that the Purchaser may issue stop transfer instructions to its transfer agents with respect to the Consideration Shares and that a restrictive legend will be placed on the certificates delivered to such Seller evidencing the Consideration Shares in substantially the following form:

                  "This certificate and the shares represented hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of U.S. persons except pursuant to a registration or in transactions exempt from the registration requirements of the Securities Act."

CLAUSE 5.9 Any Warrantor Liability shall be discharged by the transfer by the Warrantors to the Purchaser of Snyder Shares. Absent fraud, any such obligations to transfer Snyder Shares shall be discharged subject to and in accordance with the provisions of Clause 9. Accordingly, in the absence of fraud by a Warrantor, he shall not be required to pay or satisfy any Claim otherwise than in accordance with Clause 9. The number of Snyder Shares required to be transferred shall be calculated as follows:

                                              X
                                    ---------------------
                  n Snyder Shares = Snyder Exchange Price

                  Where: "n Snyder Shares" is the number of Snyder Shares required to be transferred to the Purchaser under this Clause 5.9; and

                  "X" is the relevant Warrantor Liability expressed in U.S.$ at the exchange rate prevailing at the time the Claim is satisfied.

Save in the case of fraud by a Warrantor, under no circumstances shall any Warrantor liability be satisfied other than by a transfer of Snyder Shares subject to and in accordance with Clause 9.

SECTION 6         LIMITATIONS

CLAUSE 6.1 The Warrantors shall not be liable for any Claim unless they receive from the Purchaser written notice containing reasonable details of the basis for the Claim including the Purchaser's reasonable estimate (on a without prejudice basis) of the amount of such Claim on or before the earlier of (i) the date of publication of audited accounts of the Company for the year ending 31 December 1997 and (ii) 14 July 1998 and legal proceedings shall have been commenced by service of a statement of claim within six months thereafter.

CLAUSE 6.2 The Warrantors shall not be liable for any individual Claim unless the liability of the Warrantors in respect of such claim exceeds (pound)10,000 and accordingly any such Claim shall be disregarded for all purposes. The Warrantors shall not be liable for any Claim unless the aggregate amount of the liability of the Warrantors for all allowable Claims exceeds (pound)150,000 (in which event the Purchaser shall be entitled to claim the whole amount of such allowable Claims and not merely the excess).

CLAUSE 6.3 The aggregate amount of the Warrantor Liability for all Claims shall not exceed that part of the Share Consideration which is the subject of the Retention pursuant to Clause 9.

CLAUSE 6.4 None of the limitations contained in Clauses 6.1, 6.2 or 6.3 shall apply so as to protect any Warrantor in respect of any breach of any Warranty which (or the delay in discovery of matters giving rise to such Claim) is the consequence of fraud by such Warrantor.

CLAUSE 6.5 If the Purchaser becomes aware that any claim has been made against any Group Company by a third party after Completion which is likely to result in the Purchaser being entitled to make a Claim in respect of a breach of any
Warranty:

(A) the Purchaser shall give notice of such claim to the Warrantors as soon as reasonably practicable and shall procure that the relevant Group Company shall give the Warrantors all reasonable facilities to investigate any such claim;

(B) the Purchaser shall not, and shall procure that the relevant Group Company shall not, make any admission of liability, agreement or compromise in relation to such claim (the "SETTLEMENT") except with the prior written agreement of the Warrantors which shall not be unreasonably withheld or delayed, provided that no such consent shall be required if, in the reasonable opinion of the Purchaser, the conduct of the business of the relevant Group Company would be materially affected by any failure to make an immediate Settlement;

(C) the Purchaser shall cause the relevant Group Company to take such action as the Warrantors shall reasonably request to avoid, resist or compromise any such claim (subject to the relevant Group Company being entitled to employ its own legal advisers and being indemnified and secured to its reasonable satisfaction by the Warrantors against all losses, costs, damages and expenses, including the reasonable fees of its legal advisers, incurred in connection with such claim) provided that the Purchaser shall not be required to take any action which is, in its reasonable opinion, likely materially to interfere with the conduct of the business of any Group Company;

(D) the Purchaser shall cause the relevant Group Company to consult as fully as is reasonably practicable with the Warrantors as regards the conduct of any proceedings arising out of such claim.

CLAUSE 6.6 The Purchaser shall promptly reimburse, by way of re-transfer of any shares the subject of the Retention which have previously been transferred to Snyder in satisfaction of a Claim, to the Warrantors:

(A) all amounts (not exceeding the aggregate sum paid by the Warrantors in respect of any Claim) for which any of the Warrantors shall have become liable in respect of any Claim which is subsequently recovered by the Purchaser or a member of the Group (as the case may be) from any insurance company or other third party (including without limitation any Taxation Authority); and

(B) to the extent that the Purchaser or a Group Company will benefit from any corresponding benefit or relief or credit for Tax purposes which arises as a result of a Tax Liability which is the subject of a Claim, the amount of any such corresponding benefit or relief or credit, and for the purposes of this Clause 6.6(b) a benefit, relief or credit only arises after the Purchaser or a member of the Group is relieved of an obligation to make a payment of tax or receives a repayment of tax, in either case, which would not have occurred but for the benefit, relief or credit.

Reference to any Claim being "paid" includes a transfer of Snyder shares from the Retention pursuant to Clause 9.

CLAUSE 6.7 No Claims shall be valid or made against any of the Warrantors:

(A) to the extent that such Claim occurs or is increased (I) by reason of any transaction, event, act, arrangement, occurrence or omission which occurs after the date of this Agreement outside the ordinary course of business and which the Purchaser was, or ought to have been, aware would give rise to such a Claim and neither pursuant to a legally binding obligation entered into on or before the date of this Agreement nor as a result of the disclosure of any matter to any Taxation Authority or (II) by reason of any matter which would not have arisen but for the coming into force of any legislation not in force at the date of this Agreement or (III) the withdrawal of any relief, allowance or concession available at the date of this Agreement (whether or not such legislation or withdrawal purports to be effective retrospectively in whole or in part) or (IV) as a result of any increase in any rate of Tax or by reason of any change occurring after the date of this Agreement in Inland Revenue published practice or (V) by reason of any change occurring after the date of this Agreement in any principle of common law (whether or not any of the aforegoing purports to be effective retrospectively in whole or in part);

(B) to the extent that a member of the Group is entitled to claim indemnity against any loss or damage suffered by it arising out of a breach giving rise to a Claim, under the terms of any insurance policy for the time being in force provided that the Warrantors shall indemnify the Purchasers in respect of any increased premium arising as a result thereof in the current and next following financial year;

(C) to the extent that note, allowance, provision or reserve has been made in the Accounts in respect of the matter to which such liability relates or such matter was taken into account when preparing the Accounts;

(D) to the extent that such Claim arises as a result of any change in the basis of accounting or tax computation of any member of the Group after Completion;

(E) to the extent that there are Reliefs (as defined in the Tax Covenant) or rights to repayment of tax in a member of the Group (other than a relief or right to repayment to which paragraph (b) of the definition of "TAX LIABILITY" in the Tax Covenant refers) available (whether by surrender or otherwise) to be set against the Tax to which the Claim relates;

(F) based upon a liability which is contingent only unless and until such contingent liability becomes an actual liability and is due and payable;

(G) based upon a liability arising from the ordinary course of normal business of any member of the Group occurring, or in respect of any profits, income or gains earned accrued or received after the Accounts Date and before Completion excluding those matters referred to in Clause 3.1.2 (a) to (g) of the Tax Covenant;

(H) if such liability only arises by virtue of the unavailability, loss or non existence of any Relief presumed to be or to have been available in computing any provision for tax which appears (or would otherwise have appeared) in the Accounts or which arose by reference to events occurring or income profits or gains accruing before Completion; or

(I) which consists of a liability to account for income tax arising under PAYE as a result of the exercise of any options granted pursuant to the Conditional Exchange Agreement and/or any liability to capital gains tax of EBT arising pursuant to the exercise of any such option or any related disposal of shares by EBT (not including the shares hereby sold by EBT).

CLAUSE 6.8 The Purchaser shall only be entitled to recover once for the loss suffered as a result of a single act or omission which constitutes a breach of one or more of the Warranties and another term(s) of this Agreement, or constitutes a breach of one or more of the Warranties or another term(s) of this Agreement and gives rise to a claim under the Tax Covenant.

CLAUSE 6.9 The Purchaser acknowledges that in entering this Agreement it is relying on the Warranties and not upon any other warranties, undertakings or representations of any description given by or on behalf of any of the Warrantors, the Seller's Solicitors or other agents or advisers and the Purchaser hereby warrants, represents and undertakes to the Sellers that as at the date of this Agreement it knows of no breach of any of the Warranties or matter which gives rise to a claim under the Tax Covenant or any other matter that might give rise to a Claim.

SECTION 7         [INTENTIONALLY BLANK]

SECTION 8         COMPLETION

CLAUSE 8.1 The sale and purchase of the Shares and Loan Stock shall be completed at the offices of the Sellers' solicitors immediately after the signing of this Agreement or on such later date as may be agreed between the Sellers and the Purchaser following the fulfilment (or waiver) of all the Conditions Precedent (and, in any event, within fourteen (14) days after such fulfilment or waiver). The events referred to in the following provisions of this Section 8 shall take place on Completion.

CLAUSE 8.2 The Sellers shall procure the delivery to the Purchaser of:

(A) duly executed transfers into the name of the Purchaser or such other person as the Purchaser may direct in respect of all of the Shares and Loan Stock, together with their respective share and Loan Stock certificates;

(B) share certificates in respect of all of the issued shares in the capital of each of the Subsidiaries, together with duly executed transfers into the name of the Purchaser or its nominee in respect of any shares in such Subsidiaries owned by but not held in the name of a Group Company;

(C) duly executed transfers into the name of the Purchaser or such other person as the Purchaser may direct in respect of all of the issued shares in the capital of each of the Associated Companies registered in the name of the Seller, together with the relative share certificates, and share certificates in respect of all of the issued shares in the capital of each of the Associated Companies registered in the name of any Group Company;

(D)      an original of the Tax Covenant duly executed by the Warrantors;

(E) the Certificates of Incorporation, Common Seal, Share Register and Share Certificate Book (with any unissued share certificates) and all minute books and other statutory books (which shall be written-up to but not including Completion) of the Company and of each Group Company;

(F) all such other documents (including any necessary waivers of pre-emption rights or other consents) as may be required to enable the Purchaser and/or such other person as the Purchaser may direct to be registered as the holder(s) of the Shares;

(G) a power of attorney in the agreed form duly executed as a deed by each registered holder of the Shares;

(H) a letter of resignation in the agreed form duly executed as a deed by Roy Parker and Brian Levy as directors of the Company and any subsidiaries of which they are directors;

(I) service agreements in the agreed form between the Company and Sinclair Stewart, Paul D'Inverno, Roger Graffy, Allan Hayward, Robert Egleton and Nick Hopewell-Smith duly executed by the parties thereto;

(J) copies of a resolution of the Board of Directors (certified by a duly appointed officer as true and correct) of each corporate Seller authorising the execution of and the performance by that Seller of its obligations under this Agreement and each of the other documents to be executed by that Seller;

(K)      the Certificates of Title; and

(L) a counterpart of the Registration Rights Agreement duly executed by each of the parties thereto, other than the Purchaser.

CLAUSE 8.3 The Sellers shall procure that resolutions of the Boards of Directors of the Company and each Group Company are passed by which the following business is transacted to the extent necessary:

(A) the registration (subject to their being duly stamped) of the transfers in respect of the Shares and Loan Stock referred to in Clause 8.2(a) and 8.2(b) is approved;

(B) the resignations of the persons referred to in Clause 8.2(h) are accepted;

(C) the registrations of the transfers of the nominee shares in the Subsidiaries are approved;

(D)      the service agreements referred to in Clause 8.2(i) are approved.

CLAUSE 8.4 The Purchaser shall (I) in satisfaction of the Share Consideration, cause the Consideration Shares to be allotted to the Sellers and the Sellers' name to be entered in the register of members of the Purchaser in the proportions set out in Part A of Schedule 1 and (II) cause the Cash Consideration and amounts payable under Clause 19.2 to be paid to the Sellers' Solicitors by telegraphic transfer. On Completion, the Purchaser will deliver to the Sellers' Solicitors:

(A) a counterpart of the Registration Rights Agreement duly executed by the Purchaser;

(B)      the opinion letter referred to in Schedule 6;

(C)      the Operations Letter duly signed for and on behalf of the Purchaser;

(D) a copy of a board resolution of the Purchaser approving the transactions contemplated by this Agreement.

Within fourteen days of being notified by the Sellers' Solicitors of the names of the persons in whose names the Consideration Shares should be registered, the Purchaser shall deliver certificates in respect of the Consideration Shares (other than those subject to the Retention) to the Sellers' Solicitors.

CLAUSE 8.5 Payment of the Cash Consideration, delivery of the certificates for the Consideration Shares and performance of its obligations under the Registration Rights Agreement shall constitute a good discharge for the Purchaser of its obligations under Clause 3.

CLAUSE 8.6 Options over its Snyder Shares to be granted by the EBT will continue to be governed by the terms of the existing Bounty Share Scheme, as amended.

SECTION 9         RETENTION

CLAUSE 9.1 On the Completion Date the Purchaser shall retain 9.75 per cent of the Consideration Shares which each of the Retention Beneficiaries is entitled to receive rounded down to the nearest whole number (the "RETENTION"), such Consideration Shares to be held in trust for the Retention Beneficiaries subject to and in accordance with the terms of this Section 9. Each of the Retention Beneficiaries agrees that his entitlement to his proportionate part of the Retention shall be available to satisfy Claims for which any of the Warrantors are liable hereunder and each of the Retention Beneficiaries waives all and any rights of counterclaim, set-off, indemnity or contribution against or from the Warrantors in respect of any Claim which is satisfied from such entitlement, except in the case of any fraud by a Warrantor.

CLAUSE 9.2 Subject to Clause 9.3, the Purchaser shall release the balance of the Retention to the Warrantors on the date referred to in Clause 6.1 (the "RETENTION RELEASE DATE").

CLAUSE 9.3 If prior to the Retention Release Date any Claim for which the Warrantors would be liable hereunder shall be admitted in writing by the Warrantors or the liability of the Warrantors for any Claim shall be established by the Purchaser pursuant to a final judgment of the High Court, the amount due to the Purchaser shall be paid by a transfer of Consideration Shares of equivalent value to that portion of the Claim for which the Retention Beneficiaries would be liable from the Retention to the Purchaser (insofar as the value of the Retention is sufficient to satisfy that portion of the Claim), pro rata to the Retention Beneficiaries' respective holdings of Consideration Shares forming part of the Retention on the Completion Date (the "RETENTION PROPORTIONS").

CLAUSE 9.4 For the purposes of this clause 9 each Consideration Share forming the Retention shall at all times prior to the Retention Release Date be deemed to have a value equal to the Snyder Exchange Price.

CLAUSE 9.5 If, before the Retention Release Date, the Purchaser has made a bona fide Claim which is unresolved by the Retention Release Date, the Purchaser shall retain Consideration Shares of equal value to that portion of the Claim for which the Retention Beneficiaries are liable hereunder or (if of less value) all the Consideration Shares remaining in the Retention. A Claim shall not be deemed to have been properly made for the purpose of this Clause 9.5 unless the Purchaser provides to the Warrantors a certificate giving details of the circumstances giving rise to the Claim and the amount claimed.

CLAUSE 9.6 If any Consideration Shares are retained after the Retention Release Date in accordance with Clause 9.5, the Purchaser shall continue to retain such Consideration Shares pending the settlement or resolution of the Claim or until such time as the Warrantors cease to be liable for the Claim. When any Claim is settled or resolved or the Warrantors cease to be liable therefor and the amount payable (if any) to the Purchaser is determined, the amount due to the Purchaser (if any) shall be paid by a transfer of Consideration Shares of equivalent value to the Claim from the Retention to the Purchaser in the Retention Proportions (insofar as the value of the Consideration Shares is sufficient to satisfy the Claim) and the balance of Consideration Shares shall be delivered to the Retention Beneficiaries in the Retention Proportions.

CLAUSE 9.7 The Retention Beneficiaries acknowledge that they shall not be at liberty to make any disposition of any of the Consideration Shares forming the Retention unless and until such shares have been released to the Warrantors in accordance with the provisions of Clause 9.

CLAUSE 9.8 The Warrantors and the Purchaser agree that all and any rights of the Warrantors against the Purchaser in respect of repayment, indemnification, counterclaim or re-imbursement, pursuant to clauses 6.6, 6.7 or otherwise pursuant to this Agreement or the Tax Covenant ("RIGHTS") are held by the Warrantors on trust for the Retention Beneficiaries in the Retention Proportions and the Warrantors shall account to the Retention Beneficiaries for their entitlement to the same, and in the same proportions, subject only to the following, to which the Retention Beneficiaries consent and agree:

(A) the deduction from the proceeds of Rights, all reasonable costs, expenses and fees incurred in exercising or enforcing Rights; and

(B) the Retention Beneficiaries giving to the Purchaser or the relevant Group Company all indemnities and securities for costs and undertaking and complying with all other obligations to which Rights are under this Agreement made subject.

CLAUSE 9.9 All retentions and releases of the Retention shall be held by or delivered, released or paid by the Purchaser (as the case may be) for or to the Retention Beneficiaries in the Retention Proportions.

CLAUSE 9.10 The remedies of the Purchaser to retain and receive transfers of the Retention hereunder shall, absent fraud, comprise the only remedy available to the Purchaser against the Warrantors or Retention Beneficiaries in respect of any Claim pursuant to this Agreement or the Tax Covenant.

SECTION 10        PROTECTIVE COVENANTS

CLAUSE 10.1 The Warrantors shall not (whether alone or jointly with another and whether directly or indirectly) carry on or be engaged or (except as the owner for investment of securities dealt in on a stock exchange and not exceeding 3 per cent. in nominal value of the securities of that class) interested in any Competing Business during a period of three years for Sinclair Stewart and two years for all other Warrantors, in each case, after Completion. For this purpose, "COMPETING BUSINESS" means a business:

(A) which involves any business carried on by any Group Company or any member of the Purchaser's Group as at Completion; and

(B) which is carried on within Europe, the United States of America or the area in which any Group Company carries on business as at Completion.

CLAUSE 10.2 The Sellers shall not within a period of three years for Sinclair Stewart and two years for all other Warrantors after Completion, directly or indirectly, solicit or endeavour to entice away from any Group Company, offer employment to or employ, or offer or conclude any contract for services with, any person who was employed by any Group Company in skilled or managerial work at any time during the three years prior to Completion.

CLAUSE 10.3 Except so far as may be required by law and in the circumstances only after prior consultation with the Purchaser, the Sellers shall not at any time disclose to any person or use to the detriment of any Group Company any trade secret or other confidential or proprietary information which it holds in relation to any Group Company or its affairs.

CLAUSE 10.4 The Warrantors in relation to Clause 10.1 to 10.3 and Second Brown Shipley Fund in relation to Clause 10.2 acknowledge and agree that each of Clauses 10.1, 10.2 and 10.3 constitutes an entirely separate and independent restriction and that the duration, extent and application of each restriction are no greater than is reasonable and necessary for the protection of the interests of the Purchaser but that, if any such restriction shall be adjudged by any court or authority of competent jurisdiction to be void or unenforceable but would be valid if part of the wording thereof were to be deleted and/or the period thereof were to be reduced and/or the area dealt with thereby were to be reduced, the said restriction shall apply within the jurisdiction of that court or competent authority with such modifications as are necessary to make it valid and effective.

SECTION 11        TAX COVENANT

CLAUSE 11.1 The provisions of the Tax Covenant shall have effect on Completion.

SECTION 12        PURCHASER'S WARRANTIES

CLAUSE 12.1       The provisions of Schedule 6 shall have effect on Completion.

SECTION 13        WITHHOLDING TAX AND GROSSING UP

CLAUSE 13.1 All sums payable by the Sellers under this Agreement (which payment shall be satisfied in the manner specified in Clause 5.9) shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law.

SECTION 14        LIABILITY

CLAUSE 14.1 All warranties, representations, indemnities, covenants, agreements and obligations, given or entered into by more than one person in this Agreement are, save for Clause 2.1 where the obligations are several obligations of each such Seller in relation to its Shares or Loan Stock, as the case may be, given or entered into jointly and severally.

SECTION 15        ENTIRE AGREEMENT

CLAUSE 15.1 This Agreement, the Disclosure Letter, the Tax Covenant and the documents in the agreed form together constitute the entire agreement and understanding between the parties in connection with the sale and purchase of the Shares and the Loan Stock. This Agreement shall, with effect from Completion supersede the Confidentiality Undertaking which shall cease to have any further force or effect. It is agreed that

(A) no party has entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out or referred to in this Agreement; and

(B) absent fraud, no party will have any remedy in respect of any untrue statement made to it or its representatives or agents, upon which it or they relied and such party's only remedy will be for breach of contract;

(C) absent fraud, this Clause shall not exclude any liability for fraudulent misrepresentation.

SECTION 16        VARIATION

CLAUSE 16.1 No variation of this Agreement (or of any of the documents in the agreed form referred to herein) shall be valid unless it is in writing and signed by or on behalf of each of the parties to this Agreement (or any such document). The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

SECTION 17        ASSIGNMENT

CLAUSE 17.1 It is agreed and acknowledged by the Sellers that this Agreement enures to the benefit of any successor of the Purchaser by operation of law following a merger transaction and that the Purchaser may at any time sell or otherwise transfer all or any of the Shares and/or Loan Stock to any other member of the Purchaser's Group. Accordingly, the Warrantors agree that the benefit of the Warranties may be assigned (in whole or in part) by the Purchaser without the consent of (but with notice to) the Warrantors to, and may be enforced by, any member of the Purchaser's Group which is the legal and beneficial owner for the time being of any or all of the Shares as if it were the Purchaser under this Agreement, but subject to the limitations, exclusions and exceptions set out in this Agreement and provided that such assignee remains a member of the Purchaser's Group.

CLAUSE 17.2 Subject to Clause 17.1 neither party shall be entitled to assign the benefit of any provision of this Agreement without the prior written approval of the other party.

SECTION 18        ANNOUNCEMENTS

CLAUSE 18.1 No announcement or circular in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of the Sellers or the Purchaser without the prior written approval of the Warrantors, the Second Brown Shipley Fund and the Purchaser during any period prior to or within three (3) months after Completion. This shall not affect any announcement or circular required by law or the rules of any stock exchange. SECTION 19 COSTS

CLAUSE 19.1 Subject to Clause 19.2, each of the parties shall pay its own Costs incurred in connection with the negotiation, preparation and implementation of this Agreement.

CLAUSE 19.2 The Purchaser will upon or as soon as practicable after Completion pay the fees of the Sellers' Solicitors, Levy's, Wilson, Sonsini, Goodrich & Rosati, Coopers & Lybrand and 3i Corporate Finance Limited in the amounts specified in the fees letter in the agreed form.

SECTION 20        PARTIAL INVALIDITY

CLAUSE 20.1 PARTIAL INVALIDITY If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

SECTION 21        RESTRICTIVE TRADE PRACTICES ACT

CLAUSE 21.1 No provision of this Agreement (or of any agreement or arrangement of which this Agreement forms part) by virtue of which this Agreement (or the agreement or arrangement of which it forms part) is subject to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after particulars of this Agreement (or of the Agreement or arrangement of which it forms part) shall have been delivered to the Director General of Fair Trading pursuant to section 24 of the Act.

SECTION 22        REMEDIES AND WAIVERS

CLAUSE 22.1 REMEDIES AND WAIVERS No failure by the Purchaser or any Seller or Warrantor to exercise, nor any delay by the Purchaser or any Seller or Warrantor in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

SECTION 23        FURTHER ASSURANCE

CLAUSE 23.1 Each of the parties shall do or procure to be done all such further acts and things, and execute or procure the execution of all such other documents, as the other parties may from time to time reasonably require, whether on or after Completion, for the purpose of giving to such other parties the full benefit of all of the provisions of this Agreement.

CLAUSE 23.2 The Sellers and Warrantors shall procure that there is made available to the Purchaser (subject, prior to Completion, to compliance by the Purchaser with the terms of the Confidentiality Undertaking) at such time(s) and place(s) as the Purchaser may reasonably direct all information in the possession or under the control of the Sellers or Warrantors which the Purchaser may from time to time reasonably require, whether before or after Completion, in relation to the business and affairs of the Group, subject to the Purchaser bearing any reasonable costs (including legal and accounting fees) incurred in connection with the production of any such information.

SECTION 24        NOTICES

CLAUSE 24.1 COMMUNICATIONS IN WRITING Each communication to be made hereunder shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

CLAUSE 24.2 DELIVERY Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by not less than 14 days' written notice to the other specified another address) be made or delivered to that other person at the address identified below and shall be deemed to have been made or delivered when despatched (in the case of any communication made by fax) or (in the case of any communication made by letter) when left at the address or (as the case may be) three days after being deposited in the post or postage prepaid or with an international courier in an envelope addressed to it at that address.

Sellers' address for Notices:

c/o S J Berwin & Co
222 Grays Inn Road
London WC1X 8HB
Attention:        Martin Bowen (Ref: 11B8312.56)
Facsimile:        +44 171 533 2000

Purchaser's address for Notices:

Snyder Communications, Inc.
Two Democracy Centre
6903 Rockledge Drive
Bethesda, MD 208170
USA
Attention:        Chief Financial Officer
Facsimile:        +1 301 571 7985

SECTION 25        GOVERNING LAW

CLAUSE 25.1 ENGLISH LAW This Agreement, other than Schedule 6, shall be governed by, and shall be construed in accordance with, English law.

SECTION 26        JURISDICTION

CLAUSE 26.1 ENGLISH COURTS Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively "PROCEEDINGS" and "DISPUTES") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

CLAUSE 26.2 APPROPRIATE FORUM The parties irrevocably waive any objection which it might now or hereafter have to the courts referred to in Clause 26.1 (English Courts) being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

CLAUSE 26.3 SERVICE OF PROCESS The Warrantors agree that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in England, to the Sellers' Solicitors (ref: Martin Bowen: ref/11B8312.56). If the appointment of the person mentioned in this Clause 26.3 ceases to be effective in respect of the Warrantors, the Warrantors shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Purchaser shall be entitled to appoint such a person by notice to the Warrantors. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

CLAUSE 26.4 NON-EXCLUSIVE SUBMISSIONS The submission to the jurisdiction of the courts referred to in Clause 26.1 (English Courts) shall not (and shall not be construed so as to) limit the right of the parties to the Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

CLAUSE 26.5 CONSENT TO ENFORCEMENT The parties hereby consent generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) or any order or judgment which may be made or given in such Proceedings.

SECTION 27        COUNTERPARTS

CLAUSE 27.1 COUNTERPARTS This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                                   SCHEDULE 1

                                     PART A

------------------------------------------------------------------------------------------------------------------------------------

                                            SHARES HELD PRIOR TO COMPLETION          SHARES HELD IMMEDIATELY PRIOR TO COMPLETION
                                                                                                 FOLLOWING CONVERSION
------------------ -------------- ---------- ----------- ------------- ---------- --------- -------- -------- ---------- -----------

                                   ORDINARY  CONVERTIBLE               REDEEMABLE PREFERRED ORDINARY DEFERRED REDEEMABLE PREFERRED
                                             DEFERRED    PREFERENCE    PREFERENCE ORDINARY           SHARES   PREFERENCE ORDINARY
------------------ -------------- ---------- ----------- ------------- ---------- --------- -------- -------- ---------- -----------

Roderick           Yaxley Hall        62,500                                                  62,500
Hopewell-Smith     Yaxley
                   Eye, Suffolk
------------------ -------------- ---------- ----------- ------------- ---------- --------- -------- -------- ---------- -----------

Nicholas           Brundish Manor        812                                                     812
Hopewell-Smith     Brundish
                   Nr Woodbridge
                   Suffolk
                   IP13 8BL

------------------ -------------- ---------- ----------- ------------- ---------- --------- -------- -------- ---------- -----------

Sinclair Shepherd  2 Mornington       43,150                                                  43,150
Stewart            New Road,
                   Digswell,
                   Welwyn, Herts
                   AL6 0JA

------------------ -------------- ---------- ----------- ------------- ---------- --------- -------- -------- ---------- -----------

------------------------------------------------------------------------------------------------------------------------------------

                                           SHARES HELD PRIOR TO COMPLETION           SHARES HELD IMMEDIATELY PRIOR TO COMPLETION
                                                                                                FOLLOWING CONVERSION
------------------ --------------- -------- ----------- ---------- ---------- ---------- -------- -------- ------------- -----------

                                   ORDINARY CONVERTIBLE PREFERENCE REDEEMABLE PREFERRED  ORDINARY DEFERRED REDEEMABLE    PREFERRED
                                            DEFERRED               PREFERENCE ORDINARY            SHARES   PREFERENCE    ORDINARY
------------------ --------------- -------- ----------- ---------- ---------- ---------- -------- -------- ------------- -----------
Spread Trustee     PO Box 119,       16,770     8,960                                      25,730
Co. Ltd            Commerce House,
(AH Settlement)    St Peter Port,
                   Guernsey, CI
------------------ --------------- -------- ----------- ---------- ---------- ---------- -------- -------- ------------- -----------


Spread Trustee     PO Box 119,       21,916     8,960                                      30,876
Co. Ltd            Commerce House,
(P D'I Settlement) St Peter Port,
                   Guernsey, CI
------------------ --------------- -------- ----------- ---------- ---------- ---------- -------- -------- ------------- -----------

                                                        35,838
Founders Court     Founders Court,                      Preference    750,000    126,315           37,500    750,000       126,315
Nominees Limited   Lothbury
(nominee for       London EC2R                          1,662
Second Brown                                            Deferred
Shipley Fund)
------------------ --------------- -------- ----------- ---------- ---------- ---------- -------- -------- ------------- -----------


Holger Brandt      65232              5,000                                                 5,000
                   Taunnusstein
                   Panoramastrasse
                   10
                   Germany
------------------ --------------- -------- ----------- ---------- ---------- ---------- -------- -------- ------------- -----------


------------------------------------------------------------------------------------------------------------------------------------

                                            SHARES HELD PRIOR TO COMPLETION        SHARES HELD IMMEDIATELY PRIOR TO COMPLETION
                                                                                              FOLLOWING CONVERSION
------------------- ---------------- -------- ----------- ---------- ---------- --------- -------- -------- ------------- ----------

                                     ORDINARY CONVERTIBLE PREFERENCE REDEEMABLE PREFERRED ORDINARY DEFERRED REDEEMABLE    PREFERRED
                                              DEFERRED               PREFERENCE ORDINARY           SHARES   PREFERENCE    ORDINARY
------------------- ---------------- -------- ----------- ---------- ---------- --------- -------- -------- ------------- ----------
Pearl Lynda Carter  Heywood Grange,    16,185                                               16,185
                    Burston Road,
                    Diss, Norfolk
                    IP22 3SX
------------------- ---------------- -------- ----------- ---------- ---------- --------- -------- -------- ------------- ----------

Roger Edmund        20 Marlborough     33,953     8,959                                     42,912
Graffy              Road, Chiswick,
                    London W4 4ET
------------------- ---------------- -------- ----------- ---------- ---------- --------- -------- -------- ------------- ----------

Robert John         Meadow End,        35,586     8,959                                     44,545
Egleton             Brooke Gardens,
                    Brookes,
                    Norwich
                    NR15 1JN
------------------- ---------------- -------- ----------- ---------- ---------- --------- -------- -------- ------------- ----------

Bounty Group        Bounty House,      33,350                                               33,350
Employee Share      Vinces Road,
Scheme Trustee Ltd  Diss,
                    Norfolk IP22 3QH
------------------- ---------------- -------- ----------- ---------- ---------- --------- -------- -------- ------------- ----------


----------------------------------------------------------------------------------------------------------------------------------

                              SHARES HELD PRIOR TO COMPLETION                  SHARES HELD IMMEDIATELY PRIOR TO COMPLETION
                                                                                           FOLLOWING CONVERSION
----------------- ----- -------- ----------- ---------- ---------- --------- -------------- ---------- ------------- -------------

                        ORDINARY CONVERTIBLE PREFERENCE REDEEMABLE PREFERRED   ORDINARY     DEFERRED   REDEEMABLE    PREFERRED
                                 DEFERRED               PREFERENCE ORDINARY                 SHARES     PREFERENCE    ORDINARY
----------------- ----- -------- ----------- ---------- ---------- --------- -------------- ---------- ------------- -------------
The Paul                  14,090                                                 14,090
D'Inverno
Settlement
(Paul D'Inverno,
Maureen D'Inverno
and Keith John
Mansfield*)

----------------- ----- -------- ----------- ---------- ---------- --------- -------------- ---------- ------------- -------------

The Allan Hayward          5,628                                                  5,628
Settlement of
23/6/97
(A Hayward,
Louise Hayward
and Joanne
Catherine
Harrison*)

----------------- ----- -------- ----------- ---------- ---------- --------- -------------- ---------- ------------- -------------

The Allan Hayward         20,102                                                 20,102
No.2 Settlement
of
27/6/97
(A Hayward,
Louise Hayward
and Keith John
Mansfield*)
----------------- ----- -------- ----------- ---------- ---------- --------- -------------- ---------- ------------- -------------


------------------------------------------------------------------------------------------------------------------------------------

                                  SHARES HELD PRIOR TO COMPLETION          SHARES HELD IMMEDIATELY PRIOR TO COMPLETION FOLLOWING
                                                                                                  CONVERSION
------------------- ---------- ------------ ----------- ---------- ---------- -------------- ----------- ------------- -------------
                      ORDINARY CONVERTIBLE  PREFERENCE  REDEEMABLE PREFERRED  ORDINARY       DEFERRED    REDEEMABLE    PREFERRED
                               DEFERRED                 PREFERENCE ORDINARY                  SHARES      PREFERENCE    ORDINARY
------------------- ---------- ------------ ----------- ---------- ---------- -------------- ----------- ------------- -------------

The Molly
Settlement of            2,811                                                     2,811
23/6/97
(R Graffy, Dinah
Louise Graffy,
Keith Mansfield*)

------------------- ---------- ------------ ----------- ---------- ---------- -------------- ----------- ------------- -------------

The Robert               6,494                                                     6,494
Egleton
Settlement of
24/6/97
(R Egleton,
Sandra Muriel
Egleton,
Alexander George
Munro*)

------------------- ---------- ------------ ----------- ---------- ---------- -------------- ----------- ------------- -------------
MLM Graffy (Bare
Trust)                   2,868                                                     2,868
(R Graffy,
Christopher Henry
Avery and Dinah
Louise Graffy*)

------------------- ---------- ------------ ----------- ---------- ---------- -------------- ----------- ------------- -------------
OJM Graffy (Bare
Trust)                   2,868                                                     2,868
(R Graffy,
Christopher Henry
Avery and  Dinah
Louise
Graffy*)

------------------- ---------- ------------ ----------- ---------- ---------- -------------- ----------- ------------- -------------
Sinclair Stewart
Interest in              6,850                                                     6,850
Possession
Trust-1
(S Stewart, Avril
Marjorie Stewart,
Keith Mansfield*)

------------------- ---------- ------------ ----------- ---------- ---------- -------------- ----------- ------------- -------------
C I Egleton                140                                                       140

------------------- ---------- ------------ ----------- ---------- ---------- -------------- ----------- ------------- -------------
N A Egleton                140                                                       140

------------------- ---------- ------------ ----------- ---------- ---------- -------------- ----------- ------------- -------------
L V Egleton                140                                                       140

------------------- ---------- ------------ ----------- ---------- ---------- -------------- ----------- ------------- -------------
The Emmadin Trust        6,494                                                     6,494
(Paul D'Inverno,
Maureen
D'Inverno, Keith
Mansfield*)

------------------- ---------- ------------ ----------- ---------- ---------- -------------- ----------- ------------- -------------
TOTAL                  337,847    35,838    35,838         750,000    126,315    373,685       35,838      750,000       126,315
=====                                       Preference
                                            1,662
                                            Deferred
------------------- ---------- ------------ ----------- ---------- ---------- -------------- ----------- ------------- -------------



--------------------------------------------------------------------------------
                                   SCHEDULE 1
--------------------------------------------------------------------------------

                                     PART B

                                   LOAN STOCK


    MEMBER                                         (POUND) LOAN STOCK

Second Brown Shipley Fund                            3,100,000 'A'
R Hopewell-Smith                                     2,050,000 'D'
                                                        86,000 'E'
Mrs Hopewell-Smith                                      86,000 'E'
Sinclair Stewart                                       240,000 'C'
Mrs Stewart                                            350,000 'C'
Pearl Carter                                            30,000 'C'
Roger Graffy                                            65,000 'C'
Robert Egleton                                         140,000 'C'
                                                   ---------------
                                                     3,100,000 'A'
                                                       825,000 'C'
                                                     2,050,000 'D'
                                                       172,000 'E'

                                   SCHEDULE 1

                                     PART C

                       ALLOCATION OF CONSIDERATION SHARES

--------------------- ------------------------------------------------------------------ ------------------------
 SELLERS                                    ALLOCATION OF CONSIDERATION                          RETENTION
                                                       SHARES
--------------------- ------------------------------------------------------------------ ------------------------
                       AMONGST HOLDERS OF        AMONGST HOLDERS      AMONGST HOLDERS OF
                         ORDINARY SHARES           OF DEFERRED        PREFERRED ORDINARY
                                                     SHARES                 SHARES

--------------------- --------------------- ---------------------- --------------------- ------------------------
 Roderick
 Hopewell-Smith                                                                                     Nil
                            [185,405]
                       ===================
                             (12.5%)
--------------------- --------------------- ---------------------- --------------------- ------------------------

 Nicholas
 Hopewell-Smith              [2,409]                                                                235
                            (0.162%)
--------------------- --------------------- ---------------------- --------------------- ------------------------

 Sinclair Shepherd
 Stewart                     [128,004]                                                           11,616
                       ====================
                             (8.63%)
--------------------- --------------------- ---------------------- --------------------- ------------------------

 Spread Trustee Co.
 Ltd  (AH                   [76,328]                                                              7,442
                       ====================
 Settlement)                (5.146%)
--------------------- --------------------- ---------------------- --------------------- ------------------------

 Spread Trustee Co.
 Ltd  (PD'I                 [91,593]                                                              8,930
                       ====================
 Settlement)                (6.175%)
--------------------- --------------------- ---------------------- --------------------- ------------------------

 Founders Court                                         1
 Nominees Limited                                    (100%)               [374,710]
                                                                     ===================
 (nominee for                                                                                       Nil
 Second Brown                                                              (100%)
 Shipley Fund)
--------------------- --------------------- ---------------------- --------------------- ------------------------

 Holger Brandt                                                                                      Nil
                             [14,832]
                       ===================
                              (1%)
--------------------- --------------------- ---------------------- --------------------- ------------------------

 Pearl Lynda Carter          48,013                                                                 Nil
                             (3.237%)
--------------------- --------------------- ---------------------- --------------------- ------------------------

 Roger Edmund Graffy         127,298                                                             12,412
                             (8.582%)
--------------------- --------------------- ---------------------- ---------------------- -----------------------

 Robert John Egleton
                            [132,142]                                                            12,884
                             (8.909%)
--------------------- --------------------- ---------------------- ---------------------- -----------------------

 Bounty Group                                                                                       Nil
 Employee Share             [98,932]
                        ===================
 Scheme Trustee Ltd          (6.67%)
--------------------- --------------------- ---------------------- ---------------------- -----------------------

 The Paul D'Inverno
 Settlement (Paul            [41,798]                                                             4,075
                        ===================
 D'Inverno, Maureen          (2.818%)
 D'Inverno and
 Keith John
 Mansfield)
--------------------- --------------------- ---------------------- ---------------------- -----------------------

 The Allan Hayward
 Settlement of               [16,695]                                                             1,628
                        ===================
 23/6/97 (A                  (1.126%)
 Hayward, Louise
 Hayward and Joanne
 Catherine Harrison)
--------------------- --------------------- ---------------------- ---------------------- -----------------------

 The Allan Hayward
 No.2  Settlement           [59,632]                                                              5,814
 of 27/6/97 (A               (4.02%)
 Hayward, Louise
 Hayward and Joanne
 Catherine Harrison)
--------------------- --------------------- ---------------------- ---------------------- -----------------------

 The Molly
 Settlement of               [8,339]                                                              813
                        ===================
 23/6/97 *                   (0.562%)
--------------------- --------------------- ---------------------- ---------------------- -----------------------

  The Robert                 [19,264]                                                           1,878
                        ===================
  Egleton
  Settlement of             (1.299%)
  24/6/97 R Egleton
  *
--------------------- --------------------- ---------------------- ---------------------- -----------------------

  MLM Graffy (Bare            [8,508]                                                             830
  Trust) R Graffy             (0.574%)
--------------------- --------------------- ---------------------- ---------------------- -----------------------

  OJM Graffy (Bare
  Trust) R Graffy            [8,508]                                                              830
                             (0.574%)
--------------------- --------------------- ---------------------- ---------------------- -----------------------

  Sinclair Stewart
  Interest in
  Possession Trust-        [20,320]                                                             1,981
  I S Stewart *             (1.37%)
--------------------- --------------------- ---------------------- ---------------------- -----------------------

  C I Egleton                [415]                                                                 40
                            (0.028%)
--------------------- --------------------- ---------------------- ---------------------- -----------------------


  N A  Egleton               [415]                                                                 40
                            (0.028%)
--------------------- --------------------- ---------------------- ---------------------- -----------------------

  L V Egleton                [415]                                                                 40
                            (0.028%)
--------------------- --------------------- ---------------------- ---------------------- -----------------------

  The Emmadin Trust
  P D'Inverno *              [19,264]                                                           1,878
                             (1.299%)
--------------------- --------------------- ---------------------- ---------------------- -----------------------

                          [1,108,529]               1 (100%)              [379,710]            73,356
                       =========================
                                                                           (100%)
                             (100%)
--------------------- --------------------- ---------------------- ---------------------- -----------------------


*        See Part A for full names of Sellers

                                   SCHEDULE 2

                                     PART A

                             DETAILS OF THE COMPANY

     NB: (BEFORE CONVERSIONS TO TAKE PLACE ON OR SHORTLY BEFORE COMPLETION)

1.        NAME:                                   BOUNTY GROUP HOLDINGS LIMITED (FORMERLY PRINTSPEEDY
                                                  LIMITED)
2.        DATE OF INCORPORATION:                  11/7/95
3.        PLACE OF INCORPORATION:                 England and Wales
4.        CLASS OF COMPANY:                       Private Holding Company
5.        REGISTERED NUMBER:                      3078619
6.        REGISTERED OFFICE:                      Bounty House, Vinces Road, Diss, Norfolk, IP22 3HQ
7.        DIRECTORS:                              Roger Edmund Graffy, Allan Hayward, Nicholas John
                                                  Hopewell-Smith, Brian Francis Levy, Roy David Parker,
                                                  Sinclair Shepherd Stewart, Paul Anthony D'Inverno, Robert
                                                  John Egleton
8.        SECRETARY:                              Carl Fisher, Allan Hayward
9.        AUTHORISED CAPITAL:                     (pound)806,381.50 divided into 750,000 Redeemable preference shares, 35,838 convertible preference shares, 126,315
                                                  preferred ordinary shares, 364,162 ordinary shares 1,662
                                                  deferred shares and 35,838 convertible deferred shares.
10.       ISSUED CAPITAL:                         as shown in Schedule 1
11.       ACCOUNTING REFERENCE DATE:              31st December
12.       AUDITORS:                               Coopers & Lybrand
13.       TAX RESIDENCE:                          England and Wales
14.       SUBSIDIARIES:                           Bounty Holdings Limited, Bounty Services Limited, Bounty
                                                  Publications Limited, Diss Fulfilment Services Limited,
                                                  Bounty Services (Ireland) Limited

15.       MORTGAGES AND CHARGES:                  Fixed and Floating Charge dated 3 June 1997 securing all
                                                  monies due to Bank of Scotland, being a fixed and
                                                  floating charge on the undertaking, property and assets
                                                  of present and future and a fixed charge on all book and
                                                  other debts.


                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.        NAME:                                   BOUNTY HOLDINGS LIMITED
2.        DATE OF INCORPORATION:                  04/11/85
3.        PLACE OF INCORPORATION:                 England and Wales.
4.        CLASS OF COMPANY:                       Private
5.        REGISTERED NUMBER:                      01954191
6.        REGISTERED OFFICE:                      P.O. Box 20, Owen Road, Diss, Norfolk, IP22 3HH
7.        DIRECTORS:                              Paul Anthony D'Inverno, Robert John Egleton, Roger Edmund
                                                  Graffy, Allan Hayward, Roderick Hopewell-Smith, Brian
                                                  Francis Levy, Sinclair Shepherd Stewart
8.        SECRETARY:                              Carl Fisher, Allan Hayward
9.        AUTHORISED CAPITAL:                     77,264 Ordinary Shares
                                                  2 Deferred Shares
10.       ISSUED CAPITAL:                         77,266 (Value of(pound)7,728.40)
                                                  77,264 Ordinary Shares
                                                  2 Deferred Shares
11.       REGISTERED SHAREHOLDERS:                Bounty Group Holdings Limited - (100%)
12.       ACCOUNTING REFERENCE DATE:              31st December
13.       AUDITORS:                               Coopers & Lybrand
14.       TAX RESIDENCE:                          England and Wales
15.       SUBSIDIARIES:                           Diss Building & Maintenance Services Limited, Stork
                                                  Nursery Supplies Limited, Babylove Limited, Baby Junction
                                                  Limited, Bounty Group Limited, Bounty Vision Limited,
                                                  Diss Fulfilment Services (Ireland) Limited, Globalvision
                                                  Limited, Revelfax Limited, Bounty Group Employee Share
                                                  Scheme Trustee Limited, Bounty Publications, Inc. and
                                                  Stork Nursery Supplies, Inc.

16.       MORTGAGES AND CHARGES:                  [1. Fixed and Floating Charge dated 03/06/97
                                                  Amount Secured:         All  monies due or to become due
                                                                          from the Company to the Bank on
                                                                          any account whatsoever

                                                  Property Charged:       Undertaking and all property and
                                                                          assets present and future
                                                                          including uncalled capital, book
                                                                          debts.

                                                  In favour of:           The Governor and Company of the
                                                                          Bank of Scotland

                                                  [2. Legal Mortgage dated 03/06/97

                                                  Amount Secured:         All monies due or to become due
                                                                          from the Company to the Bank on
                                                                          any account whatsoever

                                                  Property Charged:       Land and buildings at Vinces
                                                                          Road, Diss, Norfolk together with
                                                                          all fixtures and fittings now or
                                                                          at any time hereafter on the
                                                                          property, the benefits of all
                                                                          rights, licenses and the goodwill
                                                                          relating to the Property or in
                                                                          relation to the business or
                                                                          undertaking from time to time
                                                                          carried on at the property

                                                  In favour of:           The Governor and Company of the
                                                                          Bank of Scotland
                                                  3.  Legal Mortgage dated 03/06/97

                                                  Amount Secured:         All monies due or to become due
                                                                          from the [         ] to the Bank
                                                                          on any account whatsoever.

                                                  Property Charged:       3 Theobald Court, Theobald
                                                                          Street, Borehamwood,
                                                                          Hertfordshire with the benefit of
                                                                          all right and licenses shares or
                                                                          membership rights any goodwill of
                                                                          any business raised and other
                                                                          money payable.

                                                  In favour of:           The Governor and Company of the
                                                                          Bank of Scotland

                                                  4.  Legal Mortgage dated 03/06/97

                                                  Amount Secured:         All monies due or to become due
                                                                          from the Company to the Bank on
                                                                          any account whatsoever.

                                                  Property charged:       Land and buildings on the SE side of Vinces
                                                                          Road Industrial Estate, Diss, Norfolk with
                                                                          the benefit of all rights and licences
                                                                          shares or membership rights goodwill rental
                                                                          and other money payable and all other
                                                                          payments.

                                                  In favour of:           The Governor and Company of the
                                                                          Bank of Scotland



                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.        NAME:                                   BOUNTY SERVICES LIMITED
2.        DATE OF INCORPORATION:                  08/06/59
3.        PLACE OF INCORPORATION:                 England and Wales
4.        CLASS OF COMPANY:                       Private
5.        REGISTERED NUMBER:                      00631367
6.        REGISTERED OFFICE:                      P.O. Box 20, Owen Road, Diss, Norfolk, IP22 3HH
7.        DIRECTORS:                              Roger Edmund Graffy, Allan Hayward, Nicholas John
                                                  Hopewell-Smith, Roderick Hopewell-Smith, Sinclair
                                                  Shepherd Stewart
8.        SECRETARY:                              Carl Fisher, Allan Hayward
9.        AUTHORISED CAPITAL:                     10,000 Ordinary Shares of (pound)1 each
                                                  2,000 6% Preference Shares of (pound)1 each
10.       ISSUED CAPITAL:                         3,000 Ordinary Shares
11.       REGISTERED SHAREHOLDERS:                Bounty Group Holdings Limited (100%)
12.       ACCOUNTING REFERENCE DATE:              31st December
13.       AUDITORS:                               Coopers & Lybrand
14.       TAX RESIDENCE:                          United Kingdom
15.       SUBSIDIARIES:                           None
16.       MORTGAGES AND CHARGES:                  Fixed and Floating Charge dated 03/06/97 securing all
                                                  monies due to Bank of Scotland
                                                  being a fixed and floating
                                                  charge on the undertaking,
                                                  property and assets present
                                                  and future and on all book and
                                                  other debts.



                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.        NAME:                                   DISS BUILDING AND MAINTENANCE SERVICES (FORMERLY WAVENEY
                                                  HOLDINGS LIMITED AND DISS FULFILMENT SERVICES LIMITED)
2.        DATE OF INCORPORATION:                  21/01/81
3.        PLACE OF INCORPORATION:                 England and Wales
4.        CLASS OF COMPANY:                       Private
5.        REGISTERED NUMBER:                      01540196
6.        REGISTERED OFFICE:                      P.O. Box 20, Owen Road, Diss, Norfolk, IP22 3HH
7.        DIRECTORS:                              Allan Hayward, Roderick Hopewell-Smith, Sinclair Shepherd
                                                  Stewart
8.        SECRETARY:                              Carl Fisher, Allan Hayward
9.        AUTHORISED CAPITAL:                     1,000 Ordinary Shares of(pound)1 each
10.       ISSUED CAPITAL:                         1,000 Ordinary Shares
11.       REGISTERED SHAREHOLDERS:                Bounty Holdings Limited (100%)
12.       ACCOUNTING REFERENCE DATE:              31st December
13.       AUDITORS:                               Coopers & Lybrand
14.       TAX RESIDENCE:                          UK
15.       SUBSIDIARIES:                           None
16.       MORTGAGES AND CHARGES:                  Fixed and Floating Charge dated 03/06/97 securing all
                                                  monies due to Bank of Scotland being a fixed and floating
                                                  charge on the undertaking, property and assets present
                                                  and future and on all book and other debts.




                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES


1.        NAME:                                   DISS FULFILMENT SERVICES LIMITED
2.        DATE OF INCORPORATION:                  30/12/77
3.        PLACE OF INCORPORATION:                 England and Wales
4.        CLASS OF COMPANY:                       Private
5.        REGISTERED NUMBER:                      01346272
6.        REGISTERED OFFICE:                      P.O. Box 20, Owen Road, Diss, Norfolk, IP22 3HH
7.        DIRECTORS:                              Carl Fisher, Robert John Egleton, Allan Hayward, Sinclair
                                                  Shepherd Stewart, Paul D'Inverno
8.        SECRETARY:                              Carl Fisher, Allan Hayward
9.        AUTHORISED CAPITAL:                     1,000 Ordinary Shares of(pound)1 each
10.       ISSUED CAPITAL:                         120 Ordinary Shares
11.       REGISTERED SHAREHOLDERS:                Bounty Group Holdings Limited (100%)
12.       ACCOUNTING REFERENCE DATE:              31 December
13.       AUDITORS:                               Coopers & Lybrand
14.       TAX RESIDENCE:                          UK
15.       SUBSIDIARIES:                           None
16.       MORTGAGES AND CHARGES:                  Fixed and Floating Charge dated 03/06/97 securing all
                                                  monies due to Bank of Scotland being a fixed and floating
                                                  charge on the undertaking, property and assets present
                                                  and future and on all book and other debts of the Company.



                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES


1.        NAME:                                   BOUNTY PUBLICATIONS LIMITED
2.        DATE OF INCORPORATION:                  24/04/94
3.        PLACE OF INCORPORATION:                 England and Wales
4.        CLASS OF COMPANY:                       Private
5.        REGISTERED NUMBER:                      00802587
6.        REGISTERED OFFICE:                      P.O. Box 20, Owen Road, Diss, Norfolk, IP22 3HH
7.        DIRECTORS:                              Paul Anthony D'Inverno, Robert Egleton,       Allan
                                                  Hayward, Sinclair Shepherd Stewart
8.        SECRETARY:                              Carl Fisher, Allan Hayward
9.        AUTHORISED CAPITAL:                     1,000 Ordinary Shares of (pound)1 each
10.       ISSUED CAPITAL:                         162
11.       REGISTERED SHAREHOLDERS:                Bounty Group Holdings Limited (100%)
12.       ACCOUNTING REFERENCE DATE:              31st December
13.       AUDITORS:                               Coopers & Lybrand
14.       TAX RESIDENCE:                          United Kingdom
15.       SUBSIDIARIES:                           None
16.       MORTGAGES AND CHARGES:                  Fixed and Floating Charge dated 03/06/97 securing all
                                                  monies due to Bank of Scotland
                                                  being a fixed and floating
                                                  charge on the undertaking,
                                                  property and assets, present
                                                  and future, and all book and
                                                  other debts of the Company



                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.        NAME:                                   STORK NURSERY SUPPLIES LIMITED (FORMERLY THERLSTER
                                                  LIMITED, AND KIDDY MAIL LIMITED)
2.        DATE OF INCORPORATION:                  20/7/79
3.        PLACE OF INCORPORATION:                 England and Wales
4.        CLASS OF COMPANY:                       Private
5.        REGISTERED NUMBER:                      1438831
6.        REGISTERED OFFICE:                      P.O. Box 20, Owen Road, Diss, Norfolk, IP22 3HH
7.        DIRECTORS:                              Allan Hayward, Sinclair Shepherd Stewart
8.        SECRETARY:                              Carl Fisher, Allan Hayward
9.        AUTHORISED CAPITAL:                     1,000 Ordinary Shares of(pound)1 each
10.       ISSUED CAPITAL:                         135 Ordinary Shares
11.       REGISTERED SHAREHOLDERS:                Bounty Holdings Limited (100%)
12.       ACCOUNTING REFERENCE DATE:              31 December
13.       AUDITORS:                               Coopers & Lybrand
14.       TAX RESIDENCE:                          UK
15.       SUBSIDIARIES:                           Babylove Limited, Babyjunction Limited



                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES


1.        NAME:                                   BABYLOVE LIMITED (FORMERLY CUPOLA CLOTHING LIMITED)
2.        DATE OF INCORPORATION:                  06/12/85
3.        PLACE OF INCORPORATION:                 England and Wales
4.        CLASS OF COMPANY:                       Private
5.        REGISTERED NUMBER:                      01969606
6.        REGISTERED OFFICE:                      P.O. Box 20, Owen Road, Diss, Norfolk, IP22 3HH
7.        DIRECTORS:                              Allan Hayward, Sinclair Shepherd Stewart
8.        SECRETARY:                              Carl Fisher, Allan Hayward
9.        AUTHORISED CAPITAL:                     1,000 Ordinary Shares of(pound)1 each
10.       ISSUED CAPITAL:                         100 Ordinary Shares
11.       REGISTERED SHAREHOLDERS:                Stork Nursery Supplies Limited (100%)
12.       ACCOUNTING REFERENCE DATE:              31 December
13.       AUDITORS:                               Coopers & Lybrand
14.       TAX RESIDENCE:                          UK
15.       SUBSIDIARIES:                           None





                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES


1.        NAME:                                   BOUNTY GROUP LIMITED
2.        DATE OF INCORPORATION:                  20/05/79
3.        PLACE OF INCORPORATION:                 England and Wales
4.        CLASS OF COMPANY:                       Private
5.        REGISTERED NUMBER:                      01421955
6.        REGISTERED OFFICE:                      P.O. Box 20, Owen Road, Diss, Norfolk, IP22 3HH
7.        DIRECTORS:                              Allan Hayward, Roderick Hopewell-Smith, Sinclair Shepherd
                                                  Stewart
8.        SECRETARY:                              Carl Fisher, Allan Hayward
9.        AUTHORISED CAPITAL:                     100 Ordinary Shares of(pound)1 each
10.       ISSUED CAPITAL:                         100 Ordinary Shares
11.       REGISTERED SHAREHOLDERS:                Bounty Holdings Limited (100%)
12.       ACCOUNTING REFERENCE DATE:              31 December
13.       AUDITORS:                               Coopers & Lybrand
14.       TAX RESIDENCE:                          UK
15.       SUBSIDIARIES:                           None




                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.        NAME:                                   REVELFAX LIMITED
2.        DATE OF INCORPORATION:                  21/03/94
3.        PLACE OF INCORPORATION:                 England and Wales
4.        CLASS OF COMPANY:                       Private
5.        REGISTERED NUMBER:                      02910941
6.        REGISTERED OFFICE:                      P.O. Box 20, Owen Road, Diss, Norfolk, IP22 3HH
7.        DIRECTORS:                              Allan Hayward, Sinclair Shepherd Stewart
8.        SECRETARY:                              Carl Fisher, Allan Hayward
9.        AUTHORISED CAPITAL:                     1,000 Ordinary Shares of(pound)1 each
10.       ISSUED CAPITAL:                         2 Ordinary Shares
11.       REGISTERED SHAREHOLDERS:                Bounty Holdings Limited (100%)
12.       ACCOUNTING REFERENCE DATE:              31 December
13.       AUDITORS:                               Coopers & Lybrand
14.       TAX RESIDENCE:                          UK
15.       SUBSIDIARIES:                           None





                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES


1.        NAME:                                   GLOBAL VISION LIMITED (FORMERLY AIMFORD LIMITED, BOUNTY
                                                  GIFT PAX LIMITED, BOUNTY SERVICES LIMITED AND BOUNTY
                                                  GROUP LIMITED)
2.        DATE OF INCORPORATION:                  02/09/88
3.        PLACE OF INCORPORATION:                 England and Wales
4.        CLASS OF COMPANY:                       Private
5.        REGISTERED NUMBER:                      02292652
6.        REGISTERED OFFICE:                      P.O. Box 20, Owen Road, Diss, Norfolk, IP22 3HH
7.        DIRECTORS:                              Allan Hayward, Sinclair Shepherd Stewart
8.        SECRETARY:                              Carl Fisher, Allan Hayward
9.        AUTHORISED CAPITAL:                     1,000 Ordinary Shares of(pound)1 each
10.       ISSUED CAPITAL:                         2 Ordinary Shares
11.       REGISTERED SHAREHOLDERS:                Bounty Holdings Limited (100%)
12.       ACCOUNTING REFERENCE DATE:              31 December
13.       AUDITORS:                               Coopers & Lybrand
14.       TAX RESIDENCE:                          UK
15.       SUBSIDIARIES:                           None





                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.        NAME:                                   BOUNTY VISION LIMITED (FORMERLY BINGFORD LIMITED)
2.        DATE OF INCORPORATION:                  02/09/88
3.        PLACE OF INCORPORATION:                 England and Wales
4.        CLASS OF COMPANY:                       Private
5.        REGISTERED NUMBER:                      01593569
6.        REGISTERED OFFICE:                      P.O. Box 20, Owen Road, Diss, Norfolk, IP22 3HH
7.        DIRECTORS:                              Allan Hayward, Roderick Hopewell-Smith, Sinclair Shepherd
                                                  Stewart
8.        SECRETARY:                              Carl Fisher, Allan Hayward
9.        AUTHORISED CAPITAL:                     3,000 Ordinary Shares of(pound)1 each
10.       ISSUED CAPITAL:                         3,000 Ordinary Shares
11.       REGISTERED SHAREHOLDERS:                Bounty Holdings Limited (100%)
12.       ACCOUNTING REFERENCE DATE:              31 December
13.       AUDITORS:                               Coopers & Lybrand
14.       TAX RESIDENCE:                          UK
15.       SUBSIDIARIES:                           None





                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.        NAME:                                   BABY JUNCTION LIMITED (FORMERLY LIBERTY FASHIONS LIMITED)
2.        DATE OF INCORPORATION:                  30/05/86
3.        PLACE OF INCORPORATION:                 England and Wales
4.        CLASS OF COMPANY:                       Private
5.        REGISTERED NUMBER:                      02024190
6.        REGISTERED OFFICE:                      P.O. Box 20, Owen Road, Diss, Norfolk, IP22 3HH
7.        DIRECTORS:                              Allan Hayward, Sinclair Shepherd Stewart
8.        SECRETARY:                              Carl Fisher, Allan Hayward
9.        AUTHORISED CAPITAL:                     1,000 Ordinary Shares of(pound)1 each
10.       ISSUED CAPITAL:                         2 Ordinary Shares
11.       REGISTERED SHAREHOLDERS:                Stork Nursery Supplies Limited (100%)
12.       ACCOUNTING REFERENCE DATE:              31 December
13.       AUDITORS:                               Coopers & Lybrand
14.       TAX RESIDENCE:                          UK
15.       SUBSIDIARIES:                           None


                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES


1.        NAME:                                   DISS FULFILMENT SERVICES (IRELAND) LIMITED (FORMERLY DISS
                                                  FULFILMENT SERVICES LIMITED)
2.        DATE OF INCORPORATION:                  9/3/93
3.        PLACE OF INCORPORATION:                 IRELAND
4.        CLASS OF COMPANY:                       Private
5.        REGISTERED NUMBER:                      200132
6.        REGISTERED OFFICE:                      66 Broomhill Road Tallaght, Dublin 24 Rep of Ireland
7.        DIRECTORS:                              Allan Hayward, Sinclair Stewart
8.        SECRETARY:                              Carl Fisher, Allan Hayward
9.        AUTHORISED CAPITAL:                     1,000 Ordinary shares of(pound)1
10.       ISSUED CAPITAL:                         2 Ordinary shares
11.       REGISTERED SHAREHOLDERS:                Bounty Group Holdings Limited - 1 Share

                                                  Bounty Holdings Limited - 1 Share
12.       ACCOUNTING REFERENCE DATE:              31st December
13.       AUDITORS:                               Coopers & Lybrand
14.       TAX RESIDENCE:                          Ireland and United Kingdom
15.       SUBSIDIARIES:                           None



                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES


1.        NAME:                                   BOUNTY PUBLICATIONS INC.
2.        PLACE OF INCORPORATION:                 Delaware, USA
3.        CLASS OF COMPANY:                       Corporation of the State of Delaware, USA
4.        REGISTERED NUMBER:                      Recorded in the State of Delaware in Corporation Book
                                                  Z129, page 8
5.        REGISTERED OFFICE:                      The Prentice-Hall Corporation System Inc,
                                                  32 Loockerman Square, Suite L-100
                                                  County of Kent, Dover
                                                  Delaware, 19901

6.        DIRECTORS:                              Robert John Egleton, Allan Haywood, Sinclair Stewart,
                                                  Brian Yap
7.        SECRETARY:                              Eleanor Demirkaya
8.        AUTHORISED CAPITAL:                     1,500
9.        ISSUED CAPITAL:                         480
10.       REGISTERED SHAREHOLDERS:                Bounty Holdings Ltd - 400 sale shares of Preferred stock
                                                  Bounty Holdings Inc.- 70 shares of common stock
                                                  Robert John Egleton - 10 shares of common stock
11.       AUDITORS:                               None
12.       MORTGAGES AND CHARGES:                  Has filed a petition for relief under the United Stated
                                                   Bankruptcy Code


                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES


1.        NAME:                                   BOUNTY GIFT PAX INC.
2.        PLACE OF INCORPORATION:                 Delaware, USA
3.        CLASS OF COMPANY:                       A Corporation of the State of Delaware, USA
4.        REGISTERED NUMBER:                      Recorded in the State of Delaware in Corporation Book
                                                  H118, page 152
5.        REGISTERED OFFICE:                      The Prentice-Hall Corporation System Inc.
                                                  32 Loockerman Square, Suite L-100, County of Kent, Dover,
                                                  Delaware, 19901

6.        DIRECTORS:                              Allan Hayward, Sinclair Stewart, Brian Yap
7.        SECRETARY:                              Eleanor Demirkaya
8.        AUTHORISED CAPITAL:                     3,500 shared of common stock
9.        ISSUED CAPITAL:                         2,290 shares
10.       REGISTERED SHAREHOLDERS:                Bounty Holdings Ltd - 2,200 preferred stock
                                                  Bounty Holdings Inc - 90 common stock
11.       AUDITORS:                               None
12.       MORTGAGES AND CHARGES:                  Currently    operating   under   a   confirmed   plan   of
                                                   reorganisation  pursuant to the United States  Bankruptcy
                                                   Code.  Security  interests  in assets of the  corporation
                                                   are  held  by  Baybank,  7 New  England  Executive  Park,
                                                   Burlington,  MA 01803 in the  amount of  $294,115.47  and
                                                   Patricia  Przywora,  RD#3,  Box 137A Milford,  New Jersey
                                                   08848 in the amount of $26,638.00.


                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES


1.        NAME:                                   STORK NURSERY SUPPLIES, INC.
2.        DATE OF INCORPORATION:                  Delaware
3.        PLACE OF INCORPORATION:                 Delaware, USA
4.        CLASS OF COMPANY:                       Corporation of the State of Delaware, USA
5.        REGISTERED NUMBER:                      Recorded in the State of Delaware in Corporation Book
                                                  H118, page 158
6.        REGISTERED OFFICE:                      The Prentice-Hall Corporation System, Inc., 32 Loockerman
                                                  Square Suite L-100, County of Kent, Dover, Delaware 19901
7.        DIRECTORS:                              Sinclair Stewart, Allan Hayward, Brian Yap
8.        SECRETARY:                              Eleanor Demirkaya
9.        AUTHORISED CAPITAL:                     1,000 shares of common stock
10.       ISSUED CAPITAL:                         90 shares
11.       REGISTERED SHAREHOLDERS:                Bounty Holdings Ltd - 75 sale shares of preferred stock
                                                  Stephen Paul Tollman - 15 common stock


                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.        NAME:                                   BOUNTY GROUP EMPLOYEE SHARE SCHEME TRUSTEE LTD
2.        DATE OF INCORPORATION:                  22 November 1994
3.        PLACE OF INCORPORATION:                 England
4.        CLASS OF COMPANY:                       Private company limited by shares
5.        REGISTERED NUMBER:                      2993192
6.        REGISTERED OFFICE:                      Bounty House, Vinces Road, Diss, Norfolk IP22 3HQ
7.        DIRECTORS:                              Allan Hayward, Sinclair Shepherd Stewart
8.        SECRETARY:                              Carl Fisher, Allan Hayward
9.        AUTHORISED CAPITAL:                     1,000 Ordinary Shares of(pound)1 each
10.       ISSUED CAPITAL:                         2
11.       REGISTERED SHAREHOLDERS:                Bounty Holdings Limited
12.       ACCOUNTING REFERENCE DATE:              31 December

16.       MORTGAGES AND CHARGES:                    Debenture dated 30 June 1997 in favour of the Governor
                                                  and Company of the Bank of Scotland consisting of fixed
                                                  and floating charges over the undertaking and/or property and assets past and future including goodwill both debts uncalled capital buildings fixtures, fixed plant and machinery.

                                   SCHEDULE 2

                                     PART B

                             DETAILS OF SUBSIDIARIES


1.        NAME:                                   BOUNTY SERVICES (IRELAND) LIMITED
2.        DATE OF INCORPORATION:                  1 June 1977
3.        PLACE OF INCORPORATION:                 Ireland
4.        CLASS OF COMPANY:                       Private company limited by shares
5.        REGISTERED NUMBER:                      58938
6.        REGISTERED OFFICE:                      66 Broomhill Road, Tallaght, Dublin 24, Ireland
7.        DIRECTORS:                              Sinclair Shepherd Stewart, Carl John Fisher
8.        SECRETARY:                              Allan Hayward, Carl John Fisher
9.        AUTHORISED CAPITAL:                     (pound)20,000 divided into 20,000 Ordinary Shares of(pound)1 each
10.       ISSUED CAPITAL:                         100 Ordinary Shares of(pound)1 each
11.       REGISTERED SHAREHOLDERS:                Bounty Group Holdings Limited





                                  SCHEDULE 2

                                     PART C

                         DETAILS OF ASSOCIATED COMPANIES


1.        NAME:                                   MUSIC LINE LIMITED
2.        DATE OF INCORPORATION:                  12 February 1996
3.        PLACE OF INCORPORATION:                 England and Wales
4.        CLASS OF COMPANY:                       Private limited company
5.        REGISTERED NUMBER:                      3157938
6.        REGISTERED OFFICE:                      Bounty House, Vinces Road, Diss, Norfolk IP22 3HQ
7.        DIRECTORS:                              Allan Hayward, Barnard Hamilton Phillip Spratt
8.        SECRETARY:                                Barnard Spratt
9.        AUTHORISED CAPITAL:                     40,010 divided into 40,000 ordinary 'C' shares, 8
                                                  ordinary 'A' shares and 2 ordinary 'B' shares of (pound)1 each
10.       ISSUED CAPITAL:                         8 'A' ordinary shares
                                                  2 'B' ordinary shares
                                                  900 'C' ordinary shares
11.       REGISTERED SHAREHOLDERS:                Ted D Bear 4 'A' shares - 400 'C' shares
                                                  Bounty Group Holdings Ltd - 4 'A' shares, 400 'C' shares
                                                  R Harding Williams - 2  'B' shares, 100 'C' shares

12.       ACCOUNTING REFERENCE DATE:              31 December




                                   SCHEDULE 2

                                     PART C

                         DETAILS OF ASSOCIATED COMPANIES


1.        NAME:                                   BOUNTY SERVICES LIMITED (NEW ZEALAND)
2.        DATE OF INCORPORATION:                  28 June 1994
3.        PLACE OF INCORPORATION:                 New Zealand
4.          REGISTERED NUMBER:                    CH 650295
  5.      REGISTERED OFFICE:                      Bullock Taylor & Sheldon
                                                  Clear House, 155 Worcester Street
                                                  Christchurch, New Zealand

  6.      DIRECTORS:                              Anne Elizabeth Ellen Darby Barrett, Michael Arthur,
                                                  Barrett, Allan Hayward
  7.      SECRETARY:                              Michael Arthur Barrett
  8.      AUTHORISED CAPITAL:                     NZ$247,500 divided into 120,000 'A' shares (convertible
                                                  redeemable preferred) of NZ$1 each
                                                  127,000 'B' shares (redeemable preferred shares) of NZ$1
                                                  each and 500 ordinary shares of NZ$1 each

  9.      ISSUED CAPITAL:
  10.     REGISTERED SHAREHOLDERS:                63,500 'B' shares - Anne Elizabeth Ellen Darby Barratt
= ==
                                                  63,500 'B' shares - Michael
                                                  Arthur Barratt 120,000 'A'
                                                  shares - Bounty Group Holdings
                                                  Limited (30,000 of which are
                                                  redeemable on 30.6.97) 120
                                                  ordinary shares - Bounty Group
                                                  Holdings Limited

  11.     ACCOUNTING REFERENCE DATE:
  12.     AUDITORS:                               Bullock Taylor & Sheldon, Chartered Accountants,
                                                  Christchurch, New Zealand


                                    SCHEDULE 2

                                     PART C

                         DETAILS OF ASSOCIATED COMPANIES


1.        NAME:                                   AMERICAN SAMPLING INC.
2.        DATE OF INCORPORATION:                  17 December 1991
3.        PLACE OF INCORPORATION:                 Delaware, USA
4.        CLASS OF COMPANY:                       A Delaware Corporation Federal Tax Identification Number
                                                  22-314 1747




                                   SCHEDULE 3

                                 THE WARRANTIES

                                PART A : GENERAL

INFORMATION

INFORMATION PROVIDED BY WARRANTORS

DISCLOSURE

1.1 The facts and matters set out in the Disclosure Letter are in all material respects true, accurate and not misleading.

THE GROUP

THE COMPANY AND THE SHARES

2.1 (A)  All of the Shares are fully-paid or properly credited as fully-paid.

    (B) The information in respect of the Company set out in Part A of Schedule 2 is accurate.

    (C) All transfers of Shares that have taken place since 2 June 1997 have been between the transferor and a member of the transferor's immediate family or Trustees holding on trusts established for the benefit of such members of the transferor's immediate family.

THE SUBSIDIARIES

2.2(A) The Company is (or a Subsidiary is) the sole legal and beneficial owner of the whole of the issued share capital of each of the Subsidiaries free from all security interests, options, equities, claims or other third party rights (including, without limitation, rights of pre-emption) of any nature whatsoever.

    (B) The information in respect of each of the Subsidiaries set out in Part B of Schedule 2 is accurate.

    (C) Bounty Holdings, Inc., Bounty Publications Inc., Stork Nursery Inc. and Bounty Giftpax Inc. are in good standing in their respective States of Incorporation.

THE ASSOCIATED COMPANIES

2.3(A) The Company is (or a Group Company is) the beneficial owner of the issued shares of each of the Associated Companies identified in Part C of Schedule 2 free from all security interests, options, equities, claims or other third party rights (including, without limitation, rights of pre-emption) of any nature whatsoever.

    (B) The information in respect of each of the Associated Companies set out in Part C of Schedule 2 is accurate.

OTHER INTERESTS

2.4 No Group Company owns or has any interest of any nature whatsoever in any shares, debentures or other securities issued by any undertaking other than the Subsidiaries or the Associated Companies.

FINANCIAL MATTERS

ACCOUNTS

3.1(A) The Accounts give a true and fair view of the state of affairs of the Company and its subsidiary undertakings as at the Accounts Date and of their results for the financial year ended on the Accounts Date.

    (B)  Without limiting the generality of paragraph (A):

    (I) the Accounts of each Group Company either make full provision for or disclose all liabilities (whether actual, contingent or disputed and including financial lease commitments and pension liabilities) which should properly be disclosed, all outstanding capital commitments and all known bad or doubtful debts of the relevant Group Company as at the Accounts Date, in each case in accordance with UK GAAP;

    (II) the Accounts were (save to the extent stated otherwise in the Accounts) prepared under the historical cost convention, complied with the requirements of all relevant laws then in force and with all statements of standard accounting practice (or financial reporting standards) and UK GAAP then in force;

    (III)all work-in-progress valued in the Accounts of each Group Company was valued at figures not exceeding the amounts which could in the circumstances existing at the Accounts Date reasonably be expected to be realised in the normal course of carrying on the business of the relevant Group Company;

    (IV) the method of valuing stock and work-in-progress and the basis of depreciation and amortisation adopted in the Accounts of each Group Company were the same as those adopted in the Accounts of the relevant Group Company for the financial year preceding the financial year ended on the Accounts Date;

    (V) so far as the Warrantors are aware the rate of depreciation adopted by each Group Company in the Accounts was sufficient for each of the fixed assets of the relevant Group Company and its subsidiary undertakings to be written down to estimated realisable value by the end of its useful life;

    (VI) except as stated in its Accounts, no changes in the accounting policies were made by any Group Company in any of its two (2) financial years ended on the Accounts Date;

    (VII)the results shown by the Accounts were not (except as therein disclosed) affected by any extraordinary or exceptional item or by any other factor rendering such results for all or any of such periods unusually high or low.

MANAGEMENT ACCOUNTS

 3.2(A) The unaudited Management Accounts were properly prepared in a manner consistent with that adopted in the preparation of its management accounts for all periods ended during the twelve months prior to the Accounts Date.

    (B) Having regard to the purpose for which such unaudited Management Accounts were prepared, they are not misleading in any material respect and neither materially over-state the value of the assets nor materially under-state the liabilities of any Group Company as at the dates to which they were drawn up and do not materially over-state the profits of any Group Company in respect of the period to which they relate.

POSITION SINCE ACCOUNTS DATE

3.3(A)   Since the Accounts Date:

             (I) the business of each Group Company has been carried on in the ordinary and usual course consistent with past practices and no Group Company has made or agreed to make any payment other than routine payments in the ordinary and usual course of trading;

            (II) no dividend or other distribution (within the meaning of section 209, 210, or 418 of the Taxes Act) has been declared, paid or made by any Group Company (except for any dividends provided for in the Accounts of that Group Company);

           (III) no share or loan capital has been allotted or issued or agreed to be allotted or issued by any Group Company (other than to another Group Company);

            (IV) there has been no material change in the level of borrowing or in the working capital requirements of any Group Company;

             (V) all transactions between each Group Company and the Sellers or any officer or director thereof have been on arm's length terms;

            (VI) no contract, liability or commitment (whether in respect of capital expenditure or otherwise) has been entered into by any Group Company which is of a long term or unusual nature or which involved or could involve an obligation of a material nature or magnitude (a liability for expenditure in excess of (pound)20,000 being included as MATERIAL for this purpose);

           (VII) no Group Company has (whether in the ordinary and usual course of business or otherwise) acquired or disposed of, or agreed to acquire or dispose of, any business or any asset having a value in excess of (pound)100,000;

          (VIII) no debtor has been released by any Group Company on terms that it pays less than the book value of its debt and no debt in excess of (pound)20,000 owing to any Group Company has been deferred, subordinated or written off or has proved to any extent irrecoverable;

            (IX) no change has been made in terms of employment, including pension fund commitments, by any Group Company (other than those required by law) which could increase the total staff costs of the Group by more than (pound)100,000 per annum or the remuneration of any one director or employee by more than (pound)20,000 per annum;

             (X) there has been no material increase or decrease in the levels of debtors or creditors or in the average collection or payment periods for the debtors and creditors respectively;

            (XI) no Group Company has repaid any borrowing or indebtedness in advance of its stated maturity;

           (XII) there has been no material reduction in the cash balances of any Group Company since the last Accounts Date; and

          (XIII) no resolution of the members of any Group Company has been passed whether in general meeting or otherwise (other than resolutions relating to the routine business of annual general meetings).

ACCOUNTING AND OTHER RECORDS

3.4(A) The statutory books, books of account and other records of each Group
Company:

             (I)  are up-to-date and have been maintained in accordance with
                  Section 223 of the Companies Act and UK GAAP on a proper and consistent basis;

            (II) comprise complete and accurate records of all information required to be recorded therein;

           (III)  are in its possession or under its control.

    (B) All accounts, documents and returns required by law to be delivered or made by any Group Company to the Registrar of Companies or any other authority have been duly and correctly delivered or made.

ACCOUNTING REFERENCE DATE

3.6 The accounting reference date of each Group Company under section 224 of the Companies Act is, and during the last two years always has been, the date specified in Schedule 1 in respect of that Group Company.


DORMANT COMPANIES


3.7 None of the Dormant Companies has any liabilities or obligations either direct or indirect, matured or unmatured, absolute or contingent or otherwise.

DEBT POSITION
DEBTS OWED TO THE GROUP

4.1(A)   There are no debts owing to any Group Company other than:

             (I)  (pound)68,000 due from Music Line Limited;  and

            (II) trade debts incurred in the ordinary and usual course of business which do not exceed (pound)200,000 in aggregate for the Group as a whole (and none of which exceeds
                  (pound)50,000).

(B) The book debts shown in the Accounts of each Group Company have realised, or will realise within a period of three (3) months from the Accounts Date, their nominal amount less any specific provision for bad or doubtful debts included in such Accounts.

DEBTS OWED BY THE GROUP

4.2(A) The Disclosure Letter contains or annexes details of all borrowing or indebtedness in the nature of borrowing (including, without limitation, any indebtedness for moneys borrowed or raised under any acceptance credit, bond, note, bill of exchange or commercial paper, finance lease, hire purchase agreement, trade bills (other than those on terms normally obtained), forward sale or purchase agreement or conditional sale agreement or other transaction having the commercial effect of a borrowing).

    (B) No Group Company has received any notice to repay under any agreement relating to any borrowing or indebtedness in the nature of borrowing which is repayable on demand.

    (C) There has not occurred any event of default or any other event or circumstance which would entitle any person to call for early repayment under any agreement relating to any borrowing or indebtedness of any Group Company or to enforce any security given by any Group Company (or, in either case, any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance).

    (D) The Management Accounts provide for all material trade debts incurred by members of the Group in the ordinary and usual course of business since the Accounts Date.


REGULATORY MATTERS

LICENCES

5.1(A) Each Group Company has obtained all material licences, permissions, authorisations and consents required for carrying on its business effectively in the places and in the manner in which such business is now carried on (other than in connection with Properties and environmental matters, warranted pursuant to Parts B and C of this
         Schedule 3).

    (B) The licences, permissions, authorisations and consents referred to in paragraph (A) are in full force and effect, are not limited in duration or subject to any unusual or onerous conditions and have been complied with in all material respects.

    (C) To the best knowledge of the Warrantors, there are no circumstances which indicate that any of the licences, permissions, authorisations or consents referred to in paragraph (A) will or are likely to be revoked or not renewed, in whole or in part, in the ordinary course of events (whether as a result of the acquisition of the Shares by the Purchaser or otherwise).

COMPLIANCE WITH LAWS

5.2(A) Each Group Company has conducted its business and corporate affairs in accordance with its Memorandum and Articles of Association and in all material respects with all applicable laws and regulations (whether of the United Kingdom or any other jurisdiction).

    (B) No Group Company is in default of any order, decree or judgment of any court or any governmental or regulatory authority (whether of the United Kingdom or any other jurisdiction).

COMPETITION AND FAIR TRADING LAWS

5.3(A) No Group Company is a party to (or is concerned in) any agreement, arrangement, concerted practice or course of conduct which (I) is registerable under the provisions of the Restrictive Trade Practices Act 1976 (as amended); or (II) contravenes the provisions of the Resale Prices Act 1976; or (III) falls within Article 85 and/or Article 86 of the Treaty of Rome; or (IV) falls within Article 53 and/or Article 54 of the Agreement on the European Economic Area; or (V) otherwise infringes the competition legislation or practice of any other jurisdiction.

    (B) No Group Company has received any process, notice or other communication (formal or informal) by or on behalf of the Office of Fair Trading (whether under the Fair Trading Act 1973, the Competition Act 1980 or otherwise), the Monopolies and Mergers Commission, the Secretary of State for Trade and Industry or the Commission of the European Communities, the EFTA Surveillance Authority or any other authority having jurisdiction in competition matters in relation to any aspect of the business of any Group Company or any agreement, arrangement, concerted practice or course of conduct to which any Group Company is, or is alleged to be, a party.

    (C) So far as the Warrantors are actually aware, no Group Company is involved in any practice or agreement as a result of which it is likely to receive any such process, notice or communication as is referred to in paragraph (B).

    (D) No Group Company is subject to any order or judgment given by any court or governmental or regulatory authority, or party to any undertaking or assurance given to any such court or authority, in relation to competition matters which is still in force.

5.4      No Group Company makes any sales into the US.

THE GROUP'S ASSETS

OWNERSHIP

6.1(A) For the purpose of this Warranty 6.1, ASSETS shall not include the Properties, to which the provisions of Part B of this Schedule shall apply.

    (B) Each of the assets included in the Accounts of each Group Company or acquired by it since the Accounts Date (other than assets sold in the ordinary course of business) is legally and beneficially owned by that Group Company. Those assets are not the subject of any security interest or any assignment, equity, option, right of pre-emption, right of first refusal, royalty, factoring arrangement, leasing or hiring agreement, hire purchase agreement, conditional sale or credit sale agreement, agreement for payment on deferred terms or any similar agreement or arrangement (or any agreement or obligation, including a conditional obligation, to create or enter into any of the foregoing) except for:

         (I) any hire or lease agreement in the ordinary course of business involving expenditure of less than (pound)50,000 per annum (where the aggregate expenditure of the Group under all such agreements is less than (pound)200,000 per annum);

         (II) title retention provisions in respect of goods and materials supplied to the Group in the ordinary course of business; and

         (III) the security interests, if any, reflected in the Accounts of any Group Company and liens arising in the ordinary course of business by operation of law.

POSSESSION AND THIRD PARTY FACILITIES

6.2(A) All of the assets owned by each Group Company, or in respect of which any Group Company has a right of use, are in the possession or under the control of that Group Company.

    (B) Where any assets are used but not owned by any Group Company or any facilities or services are provided to any Group Company by any third party not being a member of the Group, so far as the Warrantors are aware there has not occurred any event of default or any other event or circumstance which may entitle any such third party to terminate any agreement or licence in respect of the provision of such facilities or services (or any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance).

ADEQUACY OF ASSETS

6.3(A) The assets owned or used by each Group Company and the facilities and services to which each Group Company has a contractual right include all rights, properties, assets, facilities and services necessary or desirable for the carrying on of the business of that Group Company in the manner in which it is currently carried on.

    (B) The assets of the Company and the facilities and services to which the Company has a contractual right include all assets, facilities and services necessary to enable the Company to conduct its business after Completion in the same manner in all material respects as it was conducted immediately prior to Completion.

    (C) No Group Company depends in any material respect upon the use of assets owned by, or facilities or services provided by, any Warrantor save in the course of employment or as a director or other officer (where applicable).

The Warranty in this paragraph 6.2, 6.3 shall not apply to the Properties

CONDITION

6.4 All the plant, machinery, equipment and vehicles used by such Group Company are in a good state of repair, having regard to their age and use and normal wear and tear excepted.

PLANT REGISTERS

6.5 The plant registers of each Group Company comprise a complete and accurate record of all the plant, machinery, equipment and vehicles owned by that Group Company as at 30 April 1997.

INSURANCES

6.6(A) There is set out in the Disclosure Letter a summary of the insurances maintained by or covering members of the Group. Such insurances are in full force and effect and so far as the Warrantors are actually aware, there are no circumstances which will lead to any liability under such insurance being avoided by the insurers or the premiums being increased and Completion will not have the effect of terminating, or entitling any insurer to terminate, cover under any such insurance.

    (B) No claim is outstanding by any Group Company under any such policy of insurance and, to the best knowledge of the Warrantors, there are no circumstances now existing which will give rise to such a claim.


INTELLECTUAL PROPERTY RIGHTS

REGISTERED RIGHTS

7.1(A) The Disclosure Letter contains true, complete and accurate lists of all Intellectual Property Rights registered or applied to be registered in any jurisdiction which are held or beneficially owned by each Group Company. The relevant Group Company is the sole legal owner of such Intellectual Property Rights.

    (B) No act has been done or omitted to be done and so far as the Warrantors are aware no event has occurred or is likely to occur which may render any of such Intellectual Property Rights subject to revocation, compulsory licence, cancellation or amendment or may prevent the grant or registration of a valid Intellectual Property Right pursuant to a pending application.

CHARGES

7.2 The Intellectual Property Rights which are owned or otherwise used by a Group Company are not subject to any mortgage, charge, lien or other security interest.

INFRINGEMENT

7.3(A) So far as the Warrantors are aware none of the operations of the Group infringe, or are likely to infringe, any rights held by any third party or involve the unauthorised use of confidential information disclosed to any Group Company (or any member of the Retained Group) in circumstances which might entitle a third party to make a claim against a Group Company.

    (B) No claim has been made by any third party within the immediately preceding 24 months which alleges any infringing act or process which would fall within paragraph (A) above or which otherwise disputes the right of any Group Company to use any Intellectual Property Rights relating to its business and the Warrantors are not aware of any circumstances (including any act or omission to act) likely to give rise to such a claim.

    (C) So far as the Warrantors are aware there exists no actual or threatened infringement by any third party of any Intellectual Property Rights held or used by a Group Company (including misuse of confidential information) or any event likely to constitute such an infringement nor has a Group Company (or any member of the Retained Group) knowingly acquiesced in the unauthorised use by any third party of any such Intellectual Property Rights.

EMPLOYEE CLAIMS

7.4 No claims have been made or threatened by employees or ex-employees to receive any payment or right in respect of any Intellectual Property Rights used by any Group Company.

INTELLECTUAL PROPERTY LICENCES

7.5(A) Details of all licences granted to or by any Group Company in respect of the Intellectual Property Rights referred to in Clause 7.1(a) are set out in the Disclosure Letter including details of any limit as to time or right of termination affecting the use of the Intellectual Property Right.

    (B) No Group Company is in material default under any licence, sub-licence or assignment granted to it in respect of any Intellectual Property Rights used by any Group Company.



LOSS OF RIGHTS

7.6 No Intellectual Property Rights owned or used by a Group Company and no licence of Intellectual Property Rights of which a Group Company has the benefit will be lost, or rendered liable to any right of termination or cessation by any third party, by virtue of the acquisition by the Purchaser of the Shares.

CONFIDENTIAL INFORMATION

7.7 Where information of a confidential nature has been developed or acquired by any Group Company for the purposes of its business in the two (2) year period prior to the date of this Agreement, such information (except insofar as it has fallen into the public domain through no fault of a Group Company or any member of the Retained Group) has been kept strictly confidential and has not been disclosed otherwise than in furtherance of the Group Company's businesses or subject to an obligation of confidentiality being imposed on the person to whom the information was disclosed. The Warrantors are not aware of any breach of such confidentiality obligations by any third party.

RECORDS AND SOFTWARE

7.8(A) All the accounting records and systems (including but not limited to computerised accounting systems) of the Group are recorded, stored, maintained or operated or otherwise held by a Group Company and are not wholly or partly dependent on any facilities or systems which are not under the exclusive ownership or control of a Group Company.

    (B) Each Group Company is licensed to use all software necessary to enable it to continue to use its computerised records for the foreseeable future in the same manner in which they have been used prior to the date of this Agreement and (save in respect of standard packaged software) does not share any user rights in respect of such software with any other person.

7.9      BRAND NAMES

(A) Full details of all trade and service marks (whether registered or not), logos, device marks and designs used or applied by each Group Company on or used in relation to any goods or services which any Group Company makes or provides are as listed in the Disclosure Letter and all such details are true, accurate and complete.

(B) The relevant Group Company is the full and sole legal and beneficial owner of the registered trade and/or service marks set out in Section M4.1 of the Disclosure Documents annexed to the Disclosure Letter (the "TRADE MARKS"). The Trade Marks are subsisting and are registered in the name of the relevant Group Company set out in Section M4.1 of the Disclosure Documents annexed and the Trade Marks are not the subject to and so far as the Warrantors are aware are not vulnerable to any proceedings for cancellation or rectification.

(C) The relevant Group Company is the full and sole legal and beneficial owner of the trade names, get-ups and styles set out or referred to in Section M4.1 of the Disclosure Documents annexed to the Disclosure Letter as well as the trade name represented by its corporate name (collectively the "TRADE NAMES").

(D) The Company is entitled to use the trade and service marks, trade names, get-ups and styles set out or referred to in Section M4.1 of the Disclosure Documents annexed to the Disclosure Letter (collectively the "LICENSED MARKS") under licence or registered user agreement from the parties named therein, and full copies of the relevant agreements are as set out in Section M4.1 of the Disclosure Documents annexed to the Disclosure Letter, and there are no other terms, express or implied, which apply thereto.

(E) So far as the Warrantors are aware no third party is in a position to prevent the use of any Trade Mark, Application, or Licensed Mark (collectively known as the "BRAND NAMES") on the type of products or services now sold or provided by any Group Company or otherwise in connection with the Business as currently operated by any Group Company.

(F) No Group Company has licensed or otherwise authorised any Third Party to use names (without any associated design or device) which include the Brand Names or words or devices similar to the Brand Names on any goods or services within the classes in which the Brand Names are registered or are now used, nor does any Third Party have any right to call for such a licence or authorisation.

(G) None of the Brand Names is subject to any pledges, liens, charges, encumbrances, equities, rights to acquire or options in favour of any Third Party.

(H) After its registration (if registered) each of the Trade Marks was used within two years of its registration and has not since been unused for any period exceeding two years.

(I) So far as the Warrantors are aware there is and has been no infringement of any of the Brand Names by and Third Party.

(J) So far as the Warrantors are aware none of the Brand Names infringe the rights of any Third Party, nor so far as the Warrantors are aware is there any reason why a Third Party would be likely to challenge the use of the Brand Names under any trade mark, passing off, unfair competition, copyright or analogous laws.

(K) The Warranties in this clause 7.9 shall apply in respect of the United Kingdom and all other jurisdictions where products or services of the Business have been sold or supplied by any Group Company under the relevant Brand names at any time during the period of two years ended on the date hereof.

7.10     COPYRIGHT, MORAL RIGHTS AND UNREGISTERED DESIGN RIGHT

(A) Subject to the provisions of clause 7.10(b), the Company is the full and sole legal and beneficial owner of all copyright and unregistered design rights in materials in which copyright and unregistered design rights subsist which are used in connection with the Business (the "COPYRIGHT").

(B) Each Group Company is entitled to use the copyright and unregistered design rights in those materials in which the Company does not own the copyright and unregistered design rights under licence from the parties owning the same.

(C) The Company has not licensed, sub-licensed or otherwise authorised any Third Party to use the copyright or Licensed Copyright nor does any Third Party have any right to call for such a licence or authorisation, save as listed in Section M4.2-M4.4 of the Disclosure Documents annexed to the Disclosure Letter, and full copies of the relevant agreements referred to therein have been supplied to the Purchaser as referred to in the Disclosure Letter, and there are no other terms, express or implied, which apply thereto.

(D) None of the Copyright or Licensed Copyright is subject to any pledges, liens, charges, encumbrances, equities, rights to acquire or options granted by a Group Company in favour of any third party.

(E) So far as the Company is aware there is and has been no infringement of any of the Copyright or Licensed Copyright by any Third Party.

(F) So far as the Companies are aware none of the Copyright or Licensed Copyright infringes the rights of any Third Party.

(G) The Warranties in this clause 7.10 shall apply in respect of the United Kingdom and all other jurisdictions where products or services of the Business have been manufactured, sold or supplied by the Company at any time during the period of three years ending on the date hereof.

DATA PROTECTION

7.11 No Group Company has received any notice or has been engaged in any correspondence with the Data Protection Registrar relating directly or indirectly to the activities of any Group Company and its compliance with the Data Protection Act 1984. Each Group Company has taken all necessary steps to comply wit the Data Protection Act 1984 and no Group Company has received any notice relating to subject access rights under the Data Protection Act 1984.

CONTRACTUAL MATTERS

MATERIAL CONTRACTS

8.1 There is not outstanding any agreement or arrangement to which any Group Company is a party containing terms:

(A) which, by virtue of the acquisition of the Shares by the Purchaser or other performance of the terms of this Agreement:

         (I) enable any other party to be relieved of any obligation or become entitled to exercise any right of termination, cancellation or acceleration or any right of pre-emption or other option); or

         (II) will result in any Group Company being expressly in conflict, violation or default under the express terms of any such agreement or arrangement or losing any benefit, right or licence which it currently enjoys or in a liability or obligation of any Group Company being created or increased; or

(B) which will result in any Group Company becoming liable for any finder's fee, brokerage or other commission in connection with the acquisition of the Shares by the Purchaser;

(C)      entered into otherwise than by way of a bargain at arm's length;

(D) (without prejudice to sub-paragraph (C) above) to which any of the provisions of section 320, 322 or 330 of the Companies Act may apply;

(E) which require (or confer any right to require) the allotment or issue of any shares, debentures or other securities of any Group Company now or at any time in the future;

(F) which establish any guarantee, indemnity, suretyship, form of comfort or support (whether or not legally binding) given by any Group Company in respect of the obligations or solvency of any third party (other than another Group Company or Associated Company);

(G) pursuant to which any Group Company has sold or otherwise disposed of any company business or assets in circumstances such that it remains subject to any liability (whether contingent or otherwise) which is not fully provided for in its Accounts;

(H) which establish any partnership or profit (or loss) sharing agreement or arrangement to which any Group Company is a party or any joint venture or consortium other than pursuant to trading arrangements in the ordinary course;

(I) any power of attorney given by any Group Company or any other authority which would enable any person not employed by any Group Company to enter into any contract or commitment on behalf of any Group Company;

(J) which involves or is likely to involve (I) expenditure by any Group Company in excess of (pound)200,000 or (II) obligations or restrictions of any Group Company of an unusual or exceptional nature or magnitude and not in the ordinary and usual course of business;

(K) which is a currency and/or interest rate swap agreement, asset swap, future rate or forward rate agreement, interest cap, collar and/or floor agreement or other exchange or rate protection transaction or combination thereof or any option with respect to any such transaction or any other similar transaction to which any Group Company is a party;

(L) which is a recognition, procedural or other agreement between any Group Company and any recognised independent trade union;

(M) which restrains any Group Company from carrying on business in any part of the world;

(N) which is a bid, tender, proposal or offer which, if accepted, would result in any Group Company becoming a party to any agreement or arrangement of a kind described in sub-paragraphs (A) to (M) above.

DEFAULTS

8.2(A) No Group Company is in default under any agreement to which it is a party and, to the best knowledge of the Warrantors, there are no current circumstances which will give rise to any such default.

    (B) To the best knowledge of the Warrantors, no party with whom any Group Company has entered into any agreement or arrangement is in default under such agreement or arrangement and there are no current circumstances which will give rise to any such default.

TRADING RELATIONSHIPS

8.3 During the twelve months preceding the date of this Agreement no significant customer of or supplier to any Group Company has ceased to deal with that Group Company or has indicated in writing an intention to cease to deal with that Group Company.

PRINCIPAL SUPPLIERS AND CUSTOMERS

8.4 No supplier or customer (including any person connected in any way with any such supplier or customer) accounts either for more than ten per cent. of the aggregate value of all purchases or for more than ten per cent. of the aggregate value of all sales of any Group Company.

GRANTS

8.5 No Group Company has done or agreed to do anything as a result of which, and the acquisition of the Shares by the Purchaser or other performance of the terms of this Agreement is not likely to have the result that, either:

(A) any investment or other grant or allowance paid to any Group Company is or will be liable to be refunded in whole or in part; or

(B) any such grant or allowance for which application has been made by any Group Company will not be paid or will be reduced.

CHANGE OF CONTROL PAYMENTS

CLAUSE 8.6 Neither the Company nor any Warrantors are a party to any agreement under which any payment will be made to any third party in consequence of the transactions contemplated by this Agreement, other than to the Sellers' professional advisers.


LITIGATION AND INVESTIGATIONS

LITIGATION

9.1(A) Except as plaintiff in the collection of debts arising in the ordinary course of business (none of which exceeds (pound)20,000 and which do not exceed (pound)200,000 in aggregate), no Group Company is a plaintiff or defendant in or otherwise a party to any litigation, arbitration or administrative proceedings which are in progress or threatened or pending by or against or concerning any Group Company or any of its assets.

    (B) So far as the Warrantors are actually aware no governmental or official investigation or inquiry concerning any Group Company is in progress or pending.

    (C) The Warrantors are not aware of any current circumstances which are likely to give rise to any such proceeding, investigation or inquiry as is referred to in paragraph (A) or paragraph (B).

DIRECTORS AND EMPLOYEES

EMPLOYEES

10.1(A) The Disclosure Letter sets out or refers to a list of all employees of each Group Company showing, by reference to appropriate grades or categories, the remuneration payable and other principal benefits which the Company is bound to provide.

     (B) No Group Company has entered into any arrangements regarding any future variation in any contract of employment in respect of any of its directors and employees or any agreement imposing an obligation on the Group Company to increase the basis and/or rates of remuneration and/or the provision of other benefits in kind to or on behalf of any of its directors or employees at any future date.

AGREEMENTS

10.2 Except as specified in the Disclosure Letter, there is not in existence any written or unwritten contract of employment with a director or an employee of any Group Company (or any contract for services with any person) which cannot be terminated by three (3) months' notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

COMPLIANCE

10.3 Each Group Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied in all material respects with all statutes, regulations, codes of conduct, collective agreements, terms and conditions of employment, orders and awards relevant to their conditions of service or to the relations between it and its employees (or former employees, as the case may be) or any recognised trade union.

DISPUTES

10.4(A) No dispute has arisen within the last two (2) years between any Group Company and a material number or category of its employees (or any trade union or other body representing all or any of such employees) and there are no present circumstances which are likely to give rise to any such dispute.

     (B) So far as the Warrantors are actually aware, there are no enquiries or investigations affecting any Group Company (and none pending or threatened) by the Equal Opportunities Commission or the Commission for Racial Equality or similar authority in any other jurisdiction.

INCENTIVE SCHEMES

10.5 Except as specified in the Disclosure Letter, no Group Company has in existence (or is proposing to introduce) any share incentive scheme, share option scheme or profit sharing, bonus, commission or other incentive scheme for all or any of its directors or employees.

PAYMENTS ON TERMINATION

10.6 Except to the extent (if any) to which provision or allowance has been made in the Accounts of each Group Company:

(A) no outstanding liability has been incurred by any Group Company which has not been satisfied in full for breach of any contract of employment or for services or redundancy payments, protective awards, compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for any other liability accruing from the termination of any contract of employment or for services;

(B) no gratuitous payment has been made or benefit given (or promised to be made or given) by any Group Company in connection with the actual or proposed termination or suspension of employment, or variation of any contract of employment, of any present or former director or employee of any Group Company.

REDUNDANCIES

10.7 No Group Company has within the period of one (1) year preceding the date of this Agreement:

(A) given notice of any redundancies to the relevant Secretary of State or started consultations with any independent trade union under the provisions of Part IV of the Trades Union Labour Relations (Consolidation) Act 1992 or failed to comply with any such obligation under the said Part IV;

(B) been a party to any "relevant transfer" (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981) or failed to comply with any duty to inform and consult any independent trade union under the said Regulations.

EFFECT OF SALE

10.8 To the best knowledge of the Warrantors, no officer of any Group Company intends to resign as a result of the acquisition of the Shares by the Purchaser or other performance of the terms of this Agreement.

BREACH OF COVENANT

10.9 No Group Company is in breach of any material covenant, restriction, stipulation or other obligation affecting the employment or health or safety of staff at or conduct of the business of any Group Company upon the Properties.

INSOLVENCY ETC.

11.1 No order has been made, petition presented or meeting convened for the purpose of considering a resolution for the winding up of any Group Company or for the appointment of any provisional liquidator. No petition has been presented for an administration order to be made in relation to any Group Company, and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of any Group Company.

11.2 No composition in satisfaction of the debts of any Group Company, or scheme of arrangement of its affairs, or compromise or arrangement between it and its creditors and/or members or any class of its creditors and/or members, has been proposed, sanctioned or approved.

11.3 No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of any Group Company.

11.4 All charges in favour of any Group Company required to be registered in accordance with the provisions of sections 395 and 398 of the Companies Act have been so registered or comply with all necessary formalities as to registration or otherwise in any foreign jurisdiction.

11.5 No person who now is, or who at any time within the last three years was, a director or officer of any Group Company is, or at any material time was, subject to any disqualification order under the Companies Act, the Insolvency Act or the Company Directors Disqualification Act 1986.

11.6 No events or circumstances analogous to any of those referred to in Warranties 11.1 to 11.5 have occurred in any jurisdiction outside England.

INSURANCE

12.1 So far as the Warrantors are aware all the assets of each Group Company of an insurable nature are, and have at all material times been, insured in amounts representing their full replacement or reinstatement value against fire and other risks reasonable to be insured against by persons carrying on a similar type of business as that carried on by it.

12.2 Each Group Company is, and has at all material times been, adequately insured against accident, damage, third party loss (including product liability), loss of profits and other risks reasonable to be insured against by persons carrying on a similar type of business as that carried on by it.

12.3 So far as the Warrantors are actually aware nothing has been done or omitted or has occurred which could make a policy of insurance taken out by a Group Company void or voidable or which is likely to result in an increase in premium.

12.4 No claim is outstanding, or so far as the Warrantors are aware may be made, under any of the policies and so far as the Warrantors are aware no circumstances currently exist which are likely to give rise to a claim.

                           PART B: PROPERTY WARRANTIES

1.       GENERAL

(A) The Properties comprise all the land and buildings owned, occupied or used by any Group Company or so far as the Warrantors are aware in which any Group Company has any rights or interest.

(B) The information in respect of the Properties set out in Schedule 4 is true and accurate.

2.       POSSESSION

(A) Save as mentioned or referred to in the Disclosure Letter, there are no leases, underleases, tenancies or licences affecting any of the Leasehold Properties nor is there any agreement to grant the same.

(B) A Group Company is in possession of the whole of the Leasehold Properties, none of which is vacant, and so far as the Warrantors are aware no other person is in or entitled to occupation of any of the Properties.

3.       TITLE

(A) Each of the Group Companies is the legal and beneficial owner of each of the Leasehold Properties shown under its name in Schedule 4.

(B) In relation to each of the Properties all relevant deeds and documents are in its possession or under its control (except for those Properties subject to the mortgages or charges referred to in the Disclosure Letter, in which case they are held by the first mortgagees or chargees therein mentioned).

(C) So far as the Warrantors are aware no person has or claims a lien over any of the Leasehold Properties or any relevant deeds or documents.

4.       ADVERSE INTERESTS

Except as specified or referred to in the Disclosure Letter, so far as the Warrantors are aware the Leasehold Properties are free from any:

(A) security interest, option, right of pre-emption or matter registerable but not registered as a local land charge;

(B) over-riding interest (as defined in Section 70 of the Land Registration Act 1925);

(C) right of occupation or enjoyment by any third party or the public, nor is any such right being acquired;


and there is no agreement to create any of the foregoing.

5.       EASEMENTS ETC.

So far as the Warrantors are aware no Group Company has experienced any difficulty in the use of rights of way, drainage and services required for the current use of the relevant Leasehold Property.

6.       OUTGOINGS

(A) The Leasehold Properties are not subject to the payment of any outgoings other than the usual rates and taxes and the rent and other outgoings (if any) due pursuant to the relevant leases.

(B) There is no outstanding liability for any rent, rates or taxes demanded in respect of any of the Leasehold Properties.

7.       FIXTURES AND FITTINGS

All fixtures, fittings, plant and equipment at the Leasehold Properties are the absolute property of the Group free from any encumbrance.

8.       DISPUTES

So far as the Warrantors are aware, there are no current or anticipated notices, actions, disputes or complaints relating to or in respect of the Leasehold Properties or their use, nor so far as the Warrantors are aware are there any circumstances rendering any of the foregoing likely.

9.       PLANNING MATTERS

(A) No Group Company is aware of any complaint or notice of failure to comply with all town and country planning legislation and conditions and any legislation intended to control or regulate the construction, demolition, alternation or use of land or buildings or to preserve or protect the national heritage and any orders, regulations, consents or permissions made or granted under any of the same ("PLANNING LEGISLATION").

(B) The Leasehold Properties are currently used only for the respective purposes specified in Schedule 4.

10.      COSTS

So far as the Warrantors are aware, no Group Company is for any reason anticipating the expenditure of any material sum of money in respect of any of the Leasehold Properties.

11.      COMPULSORY ACQUISITION

So far as the Warrantors are aware, there is no resolution or proposal for the compulsory acquisition of the Leasehold Properties or any means of access thereto or egress therefrom.

12.      BREACH OF COVENANT

So far as the Warrantors are aware (and other than in relation to the state of repair and condition of the Leasehold Properties), no Group Company is in breach of any covenant, restriction, stipulation or other obligation affecting any of the Leasehold Properties.

13.      CONTINGENT LIABILITIES

Other than the leases of the Leasehold Properties referred to in Schedule 4, no Group Company is actually or contingently liable as an original contracting party to, or is a guarantor of any party to, or otherwise contractually liable in respect of any lease or leasehold property or licence connected therewith entered into during the period of ten years prior to the date hereof and the Warrantors are not aware of any such actual or contingent liability in respect of any guarantee or lease or licence entered into prior to the above period.

14.      LEASEHOLD PROPERTIES

14.1     In relation to the Leasehold Properties:-

         (A) so far as the Warrantors are aware (and other than in relation to the state of repair and condition of the Leasehold Properties), covenants, conditions and agreements contained in the relevant leases, on the part of the landlord and the tenant, have been complied with;

         (B) no Group Company has received any complaint alleging any breach or any refusal to accept rent;

         (C)      no rent is or should be currently under review;

         (D) so far as the Warrantors are aware, there are no current notices given by the landlord or the tenant or proceedings pursuant to the Landlord and Tenant Act 1954 or otherwise;

         (E) save as mentioned in the Disclosure Letter, the security of tenure provisions of Part II of the Landlord and Tenant Act 1954 are not excluded;

         (F) so far as the Warrantors are aware solicitors were instructed to act for the relevant Group Company on the grant of each lease and all consents required for the granting of the lease were duly obtained.

15.      CERTIFICATES OF TITLE

So far as the Warrantors are aware the Company has provided SJ Berwin & Co with all information concerning the Freehold Properties relevant to the preparation of the Certificates of Title. So far as the Warrantors are aware, the Certificates of Title are true and accurate in all material respects.

                        PART C: ENVIRONMENTAL WARRANTIES

1.       INTERPRETATION

In this Part:

(A) ENVIRONMENTAL LAWS shall mean and include the following, each as in existence at the Completion Date:

        (I) all European Community, national or local statutes, codes, or other laws or legislation concerning health, safety or Environmental Matters which are applicable to any Group Company Activity or to the Properties and all rules, regulations, ordinances, orders, notices and directives made thereunder;

         (II) judicial and administrative interpretation of each of the foregoing.

(B) ENVIRONMENTAL APPROVALS shall mean and include the permits, consents, licences and other authorisations and approvals required under the Environmental Laws to be obtained in connection with the use of the Properties or in connection with any Group Company Activity.

(C) ENVIRONMENTAL MATTERS shall mean and include in relation to any Group Company Activity and the Properties all matters related to pollution or protection of the environment other than matters related to Town and Country Planning but including noise; emissions, discharges and releases of Hazardous Substances into air, water, sewage systems and land; and the manufacture, processing, distribution, use, treatment, storage, disposal, transport and handling of Hazardous Substances.

(D) GROUP COMPANY ACTIVITY shall mean and include any business or other activity of any nature whatsoever which has been carried on by a Group Company or which is being carried on by a Group Company at the Completion Date.

(E) HAZARDOUS SUBSTANCES shall mean pollutants, contaminants and hazardous, flammable and toxic substances materials and waste whether solid, liquid or gaseous, the generation, transportation, storage, treatment, use or disposal of which gives rise to a substantial risk of causing danger to man or any other living organism or of causing material damage to the environment or public health.

2.       ENVIRONMENTAL APPROVALS

The Disclosure Letter includes a list of all the Environmental Approvals held by the Group so far as the Warrantors are aware:

(A) so far as the Warrantors are aware no proceeding or other action of whatever nature is pending, or so far as the Warrantors are aware is threatened or under consideration seeking the suspension, revocation or variation or limitation of any such Environmental Approval or seeking to impose any penalty applicable under such Environmental Approval or related legislation;

(B) so far as the Warrantors are aware there are no facts or circumstances arising from any Group Company Activity or the action of any competent authority which will or are likely to result in any such Environmental Approval being suspended, revoked, varied or limited or which may prejudice their renewal;

(C) no appeals are pending or being contemplated in respect of the refusal of or conditions contained in any Environmental Approval or any action taken in respect of any Environmental Approval.

3.       COMPLIANCE WITH ENVIRONMENTAL APPROVALS AND ENVIRONMENTAL LAWS

(A) No Group Company is aware of any notice or complaint of failure to comply with any of the Environmental Approvals or Environmental Laws nor that the existence and use of the Leasehold Properties, machinery and other property employed in the conduct of any Group Company Activity has not been or is not in accordance with the Environmental Approvals and Environmental Laws.

(B) No Group Company has received notice, order, judgement or demand letter in relation to any of the Leasehold Properties requiring the taking of remedial or other action in relation to Environmental Matters.

 (C) So far as the Warrantors are aware, there is not currently and there has during the ownership by the relevant Group Company not been on the Leasehold Properties any spill, leakage, discharge, release or deposit (whether to water, land, sewage systems or air or a combination of these) of any Hazardous Substance other than those releases permitted under the Environmental Approvals or Environmental Laws.

(D) So far as the Warrantors are aware, there has during the ownership by the relevant Group Company been no spill, discharge, leak, emission, injection, escape, deposit or release of any kind on the Leasehold Properties or into the environment from the Properties, of any Hazardous Substances other than those releases permissible under the Environmental Approvals or Environmental Laws.

(E) So far as the Warrantors are aware, at Completion the Seller does not have any present liability with respect to the storage, treatment, clean-up or disposal of any Hazardous Substances at any of the Leasehold Properties (including, without limitation, any such liability in respect of any current Environmental Law regarding such clean-up or disposal).

4.       ENVIRONMENTAL AUDIT

So far as the Warrantors are aware neither the Properties nor any Group Company Activity has been the subject of any Environmental Audit, defined as any environmental evaluation, assessment or study other than such as has been disclosed to the Purchaser.

                           PART D: PENSION WARRANTIES

1. Apart from the Bounty Services and Associated Companies Directors Pension Fund (`the Directors Scheme')and the Company's Group Personal Pension Scheme (`the PPS's) (together the Disclosed Schemes), the Company is not under any legal or moral liability or obligation, or a party to any ex gratia arrangement or promise, to pay or otherwise to provide "relevant benefits" within the meaning of Section 612 of the Taxes Act to or for any of its past or present officers or employees or their dependents; and there are no retirement benefit or pension or death benefit or similar schemes or arrangements in relation to or binding on the Company or to which the Company contributes nor has any proposal been announced or promise made to establish any such agreement, arrangement or practice.

2. There is no obligation on the Company to pay any contributions or expenses to or in respect of the Disclosed Schemes after Completion.

3. There have been disclosed to the Purchaser, or its advisers all material particulars of the Directors Scheme reasonably required to permit the Purchaser to form a true and fair view of it and the benefits (including contingent benefits) provided or to be provided under it including true and complete copies of:-

         (a)      the trust deeds and rules currently governing the Directors
                  Scheme;

         (b) all announcements to members of the Directors Scheme which amend any of the provisions referred to in (a) above;

         (c) the latest trustees' reports and audited financial statements relating to the Directors Scheme;

         (d)      the last actuarial report relating to the Directors Scheme;

         (e) a list of all past and present members of the Directors Scheme with details of their respective Members Funds.

4.    So far as the Vendors are aware,

         (a) no employee or former employee of the Company has been excluded from, or has had benefits limited under, a Disclosed Scheme whether directly or indirectly on grounds of sex or because of part-time employment; and,

         (b) the Directors Scheme complies with all the requirements of the Pensions Act.

5. There has been no breach of trust in respect of the Directors Scheme and all exercises or purported exercises of a power or discretion in relation to the Directors Scheme (including, without limitation, the power of amendment) have been proper and valid exercises of those powers.

6. No undertaking or assurance (whether or not constituting a legally binding commitment) has been given to any employee or former employee of the Company about the continuation of the Disclosed Schemes or any alteration to or exception from their terms or the increase or improvement of benefits.

7. The Company has observed and performed all provisions of the Disclosed Scheme which apply to it. There are not, at the date of this agreement, any outstanding contributions or expenses due to the Disclosed Scheme from the Company or any employee, or former employee of the Company.

8. The Disclosed Schemes are exempt approved within the meaning of Section 592 Taxes Act and so far as the Warranties are aware there are no facts or circumstances which may cause the withdrawal of any such approval by the Inland Revenue.

9. There are no civil, criminal or arbitration proceedings in progress, pending or threatened in relation to the Disclosed Schemes whether against the Company, the Vendors, the Disclosed Scheme or its trustees; and so far as the Vendors are aware, there are no investigations, inquiries, complaints or disciplinary proceedings by or before any government body, the Pensions Ombudsman or The Occupational Pensions Regulatory Authority concerning the Disclosed Scheme and none are pending or threatened.

10. The Directors Scheme is not contracted-out of the State Earnings Related Pension Scheme;

11. None of the assets of the Disclosed Scheme is an employer related investment (within the meaning of section 40 Pensions Act 1995).

12. No payment to which Section 602 Taxes Act applies has been made out of the funds which are held for the purposes of the Disclosed Scheme.

                             PART E: TAX WARRANTIES



1.       RETURNS, CLAIMS AND DISPUTES ETC

         1.1 Each Group Company has properly and punctually made, or caused to be made, all computations and returns, given all notices, supplied all relevant information required to be supplied and submitted all claims and disclaimers assumed to have been made at the Accounts Date to the relevant Taxation Authority.

         1.2 All such information, computations, returns and notices were and to the best of the knowledge of the Warrantors remain complete and accurate.

         1.3 There is no dispute, or to the best of the knowledge of the Warrantors any facts or circumstances likely to give rise to any dispute, between any Group Company and any Taxation Authority and no Group Company has been the subject of an investigation by any Taxation Authority or received any written indication that any such Taxation Authority intends to investigate its affairs.

         1.4 To the best of the knowledge of the Warrantors, no event has occurred or is likely to occur which could give rise to a claim under the Tax Covenant.

         1.5 Since the Accounts Date, no Group Company has incurred nor is it liable to incur any expenditure or pay any rent, interest, annual payment or other sum which is not wholly deductible in computing taxable profits.

         1.6 Each Group Company has duly and punctually paid or accounted for all Tax (including Tax required to be deducted or withheld from payments) for which it is liable and is under no liability to pay any fine, penalty, interest or other charge in connection with any non-payment of or claim for Tax.

         1.7 The Disclosure Letter contains details of all concessions, arrangements and agreements with any Taxation Authority which affect or otherwise relate to the liability to Taxation of any Group Company and no action has been taken by or on behalf of any Group Company or has been or to the best of the Warrantors' knowledge could be taken by any other person which has adversely affected or could adversely affect such concessions, arrangements or agreements.

2        VAT

         2.1 The Company is a registered and taxable person for the purpose of VATA, is not registered, or required to register, in any other jurisdiction and has fully complied with all provisions, regulations, orders and directions relating to VAT.

         2.2 All input VAT incurred by each Group Company is fully recoverable.

         2.3 There are no outstanding notices from the Commissioners of Customs and Excise in respect of any late submission of VAT returns or late payment of VAT by any Group Company.

         2.4 All VAT and duties payable in respect of any assets (including trading stock) imported or owned by any Group Company have been paid in full.


         2.5 No circumstances exist whereby any Group Company is or, to the best of the Warrantors' knowledge, is likely to become liable for VAT as an agent or otherwise under section 47 or section 48 VATA.

         2.6 No Group Company has been required to give security under paragraph 4 Schedule 11 VATA.

         2.7      No Group Company has made an election under paragraph 2
                  Schedule 10 VATA in respect of any property nor has any Group Company received notice of such an election from the holder of any interest immediately superior to that held by the Group Company in respect of any property.

         2.8 Since 1 April 1989, no Group Company has occupied or otherwise had any interest in a building or civil engineering works within the meaning of paragraph (a) Item 1 Group 1 Part II
                  Schedule 9 VATA.

         2.9 There are no circumstances in which the provisions of paragraph 6 Schedule 10 VATA may apply to any Group Company.

         2.10 No Group Company owns assets to which Part XV of the Value Added Tax Regulations 1995 applies.

         2.11 No Group Company has ever acquired a business in circumstances such that the provisions of Section 49 VATA and article 5 of the Value Added Tax (Special Provisions) Order 1995 applied.

         2.12 No Group Company has, within the two years ending on Completion, been served with any penalty liability notice under section 64 VATA or any surcharge liability notice under section 59 VATA or been issued with any written warning under section 76(2) VATA.

3        PAYE, NI AND WITHHOLDING TAX

         3.1 Each Group Company has complied promptly and in full with all legislation and regulations relating to PAYE, national insurance contributions and the taxation of employee benefits including (without limitation) in respect of notional payments.

         3.2 No Group Company has been notified that any PAYE audit or visit by the Department of Social Security will be or is expected to be made.

         3.3 The Disclosure Letter contains full particulars of any amounts payable after Completion pursuant to an obligation entered into before Completion as a result of which any Group Company will or may be required to withhold or deduct amounts of or in respect of Tax (excluding payments due under the PAYE system).

         3.4 No Group Company has made any payments to which section 559(1) Taxes Act applies.

         3.5 Each Group Company has properly and punctually made or caused to be made, all Returns and accounted for all tax for which it is liable in respect of a profit-related pay scheme , to the relevant Taxation Authority, for each Accounts Date up to and including 31 December 1996.

         3.6 No Group Company has made payments to employees without deduction of tax that should have been withheld.

4.       CAPITAL GAINS/CAPITAL ALLOWANCES

         4.1 No Group Company has acquired any asset (excluding shares in another Group Company) otherwise than at market value as at the time of acquisition and there are no circumstances in which any Group Company has incurred or may incur a loss or liability pursuant to sections 17, 29 or 30 TCGA.

         4.2 The amount at which assets (other than the shares in a Group Company) are included in the Accounts are such that on a disposal of any such asset for a consideration equal to such amount (disregarding any right to make an election or to claim any allowances or relief other than one allowable under
                  Section 38 of the TCGA), no liability to corporation tax would arise and no balancing charge would be made on any Group Company under the Capital Allowances Act 1990.

         4.3 No Group Company has made claims under Sections 152 to 154 TCGA in respect of any asset and no claim has been made or may be made by any other person (including under Sections 165 or 175 of the TCGA) which affects or could affect the consideration for the acquisition of any such asset which would be taken into account in computing any liability to corporation tax on a subsequent disposal of that asset.

         4.4 No Group Company has been a party to any transaction involving securities or shares to which section 106 TCGA applies or may apply.

         4.5 No election under Section 35(5) TCGA applies to any assets of any Group Company.

         4.6 Each Group Company retains sufficient records to calculate the Tax arising on any disposal or realisation of any asset (other than the shares in a Group Company) owned at the Accounts Date or acquired since that date.


         4.7 No Group Company has, at any time, been a party to or otherwise involved in any transaction to which the provisions of section 176 or 177 TCGA applied .

5.       CLOSE COMPANIES

         No Group Company is or has ever been a close company within the meaning of section 414 Taxes Act.

6.       CAPITAL ALLOWANCES

         6.1 Full disclosure has been made in the Disclosure Letter by reference to this Warranty of all payments in excess of (pound)5,000 made by any Group Company since the Accounts Date which are neither wholly deductible in computing taxable profits nor capital expenditure qualifying for capital allowances.

         6.2 Since the Accounts Date, each Group Company has not done, omitted to do, agreed to do or permitted to be done any act as a result of which there may be made either a balancing charge or any recovery of excess relief within the provisions of the Capital Allowances Act 1990.

         6.3 The Company has not incurred (and is not liable to incur) expenditure to which the provisions of Chapter IVA of Part II of the Capital Allowances Act 1990 (long-life assets) could apply.

7.     DISTRIBUTIONS

         7.1 No Group Company has made any distribution within the meaning of section 209 of the Taxes Act save as provided in its Accounts and has not made any distribution to which the provisions of Schedule 7 of the Finance Act 1997 could apply.

         7.2 No Group Company has made a capital distribution within the meaning of section 122(5) TCGA or to which section 189 TCGA applies.

         7.3 No Group Company has made any repayment of share capital to which Section 210 of Taxes Act applies or made any bonus issue or otherwise issued share capital paid up otherwise than by receipt of new consideration within the meaning of Part VI of Taxes Act.

         7.4 There are no securities of any Group Company in issue or which any Group Company is or may be required to issue, any payment in respect of which falls to be treated as a distribution for the purposes of section 209 Taxes Act.

8.    INHERITANCE TAX

         8.1 No person has by virtue of section 212 IHTA 1984 any power of sale, mortgage or charge in respect of any share in or asset of any Group Company.

         8.2 There is no outstanding Inland Revenue charge under section 237 IHTA 1984 over the assets of or the shares in any Group Company.

9.       STAMP DUTY AND STAMP DUTY RESERVE TAX

         9.1 All documents in the possession or control of any Group Company or in respect of which any Group Company has any interest have been duly and properly stamped and there is no document which confers on any Group Company any right which is outside the United Kingdom and which if brought into the United Kingdom would be liable to stamp duty.

         9.2 No Group Company has entered into any agreement whereby it is or may become liable to stamp duty reserve tax.

10.      LOAN RELATIONSHIPS

         10.1 No Group Company is entitled to the benefit of any debt other than as original creditor.

         10.2 No Group Company is the debtor pursuant to any loan relationship:

         10.2(a) to which the provisions of paragraph 2 Schedule 9 Finance Act 1996 (late interest) have applied; or

         10.2(b) which has an unallowable purpose within the meaning of paragraph 13 Schedule 9 Finance Act 1996 (loan relationship for unallowable purposes).

         10.3     No Group Company is party to any loan relationship;

         10.3(a) to which paragraph 11 Schedule 9 of the Finance Act 1996 applies or may apply (transactions not at arm's length); or

         10.3(b) to which sections 92 (convertible securities etc), 93 (relationships linked to the value of chargeable assets) or 94 (indexed gilt-edged securities) Finance Act 1996 apply.

11.      GROUP MATTERS

         11.1 Full details of all assets currently owned by any Group Company in respect of which as a result of a transaction or event occurring on or before Completion:

         (a) a charge may arise on the sale of the Company pursuant to this Agreement or

         (b) a charge may arise on any Group Company ceasing to be a member of the same group of companies as any other company in the six years following Completion under section 179 TCGA (company ceasing to be a member of the group) are set out in the Disclosure Letter.

         11.2 No Group Company has agreed to make nor is entitled to receive any payment for group relief or surplus advance corporation tax or repayment of Taxation surrendered by it or to it to or by a company which is not a Group Company which remains unpaid.

         11.3 No Taxation is or may be payable by any Group Company pursuant to section 190 TCGA in respect of any chargeable gain which accrued or will accrue prior to Completion and no Group Company has at any time within the two years ending at Completion transferred any assets other than trading stock to any company which at the time of disposal was a member of the same group (as defined in section 170 of the TCGA) as the Company.

         11.4 No Group Company has paid any dividend without accounting for advance corporation tax or made any payment without deducting income tax in circumstances such that advance corporation tax ought to have been accounted for or income tax ought to have been deducted.

12.      MISCELLANEOUS

         12.1 No Group Company has lost or will lose any entitlement to relief under sections 37, 87 or 399 Taxes Act.

         12.2 Full details have been disclosed of any charities payroll deduction scheme within the meaning of section 202 Taxes Act or any qualifying donation within the meaning of section 339 Taxes Act operated or made by any Group Company.

13.      RESIDENCY

         13.1 No Group Company has in the last 6 years entered into any transaction to which section 765 Taxes Act applied or failed to comply with the requirements of section 765A Taxes Act.

         13.2 Each Group Company is, and always has been, resident only in the United Kingdom for Taxation purposes and is not liable to Taxation other than in the United Kingdom.

  14.    ANTI AVOIDANCE

         No Group Company has been a party to or otherwise involved in any transaction scheme or arrangement to which it could be liable under Sections 34 to 39 or Part XVII of the Taxes Act or the sole or main purpose or one of the main purposes of which was avoiding or deferring a Tax liability or in relation to which it considered or was advised that there was a risk that any Group Company could be liable to Tax or increased Tax as a result of the case of Furniss-v-Dawson.

                                   SCHEDULE 4
                                PROPERTY DETAILS

- --------------------------- ----------------------- ---------- ------------ -------------------- -------------------

            DESCRIPTION            GROUP COMPANY         TITLE    TITLE NOS.       LEASE TERM         CURRENT RENT
- --------------------------- ----------------------- ---------- ------------ -------------------- -------------------
1 Bounty House,                        Bounty          Freehold   NK121254,        Principal              N/A
  Vinces Road,                      Holdings Ltd                   NK133247           N/A
  Diss,
  Norfolk

- --------------------------- ----------------------- ---------- ------------ -------------------- -------------------

2 Land at Vinces Road,          Bounty Holdings Ltd    Freehold  Pending 1st          N/A                 N/A
  Industrial Estate,                                             registration
  Owen Road,
  Diss,
  Norfolk

- --------------------------- ----------------------- ---------- ------------ -------------------- -------------------

3 3 Theobald Court,             Bounty Holdings Ltd    Freehold    HD255128           N/A                 N/A
  Theobald Street,
  Borehamwood, Herts
- --------------------------- ----------------------- ---------- ------------ -------------------- -------------------

4 66 Broomhill Road,              Bounty Services      Leasehold       -      20/4/92 to 24/6/2016    IR(pound)25,000 p
  Tallaght Industrial Estate,      (Ireland) Ltd
  Tallaght,
  Ireland

- --------------------------- ----------------------- ---------- ------------ -------------------- -------------------

5 3 Park View,                  Bounty Services Ltd    Leasehold      -       1/5/97 to 30/4/2002    (pound)6,400 pa
  Whitley Bay
  Tyne and Wear
- --------------------------- ----------------------- ---------- ------------ -------------------- -------------------

6 Plot 3,                       Bounty Services Ltd    Leasehold      -       3 years from 11/2/97 (pound)37,500 pa
  Court Industrial Estate,
  Vinces Road,
  Diss,
  Norfolk
- --------------------------- ----------------------- ---------- ------------ -------------------- -------------------

7 Ground Floor, Unit 2,       Bounty Publications Ltd  Leasehold      -        4/10/95 to 30/9/98  (POUND)18,655
  Flag Business Exchange,
  Vicarage Farm Road,
  Peterborough

- --------------------------- ----------------------- ---------- ------------ -------------------- -------------------


                                   SCHEDULE 5

                                  TAX COVENANT


1.       DEFINITIONS AND INTERPRETATION

         1.1      DEFINITIONS

                  In this Schedule except where the context otherwise requires:-

                  1.1.1 words and phrases defined elsewhere in this Agreement (except where otherwise provided or expressly defined in this Schedule) have the same meaning when used in this Schedule;

                  1.1.2 the words and phrases set out in the first column have the meanings set out in the second column:-

                  THE AGREEMENT     the Agreement dated the same date as this
                                    Schedule between (1) the Warrantors and
                                    others and (2) the Purchaser for the sale and purchase of the whole of the issued share capital of the Company;

                  DEMAND includes any document issued or action taken by or on behalf of any Taxation Authority from which it appears that the Company has incurred or may have incurred a Tax Liability ;

                  COMPANY Bounty Group Holdings Limited (registered no: 030786) registered in England and Wales whose registered office is at Bounty House, Vinces Road, Diss, Norfolk, IP22 3HQ;

                  EVENT any transaction act failure or omission of any kind or change of circumstances whether or not the Company is a party, the death of any party and the earning, accrual or receipt of any income profits or gains of any description for any Tax purposes and from any source;

                  RELIEF any relief, loss, allowance, credit, set off or deduction in respect of Tax or taken into account in computing income profit or gains for the purposes of any Tax

                  TAX any tax, duty, impost, levy, charge or withholding in the nature of tax, whether of the United Kingdom or elsewhere in the world , and any payment which the Company may be or become bound to make to any person in respect of Tax (including, without limitation, any obligation to repay any payment received for group relief or the surrender of advance corporation tax or refunds of tax) and any fine, penalty or interest relating to any of the above or to any failure to make any return or supply any information in each case regardless of whether such Tax is directly or primarily chargeable against or attributable to the Company or any other person, firm or company and whether or not there is a right of recovery against another person;

               TAXATION AUTHORITY   Inland Revenue, HM Customs & Excise the
                                    Department of Social Security or any other revenue, customs, fiscal, governmental, statutory, state, provincial, local government or municipal authority, body or person whether of the United Kingdom or elsewhere in the world competent to impose, administer or collect Tax;

                  TAX LIABILITY     means:-

                                    (a)               a liability to make an
                                                      actual or increased
                                                      payment in respect of Tax
                                                      in which case the Tax
                                                      Liability is the amount of
                                                      the payment or increased
                                                      payment;

                                    (b)               the set off of any Relief
                                                      arising in respect of any
                                                      period commencing after
                                                      Completion or any Event
                                                      occurring after Completion
                                                      in each case against a
                                                      liability to make a
                                                      payment in respect of Tax
                                                      in respect of which the
                                                      Warrantors would otherwise
                                                      have been liable under
                                                      this Schedule, in which
                                                      case the Tax Liability
                                                      shall be the amount of Tax
                                                      which would have been
                                                      payable but for such set
                                                      off;

                                    (c)               any amount, not otherwise
                                                      falling within (a) or (b),
                                                      payable by the Company in
                                                      respect of Tax pursuant to
                                                      an indemnity, covenant,
                                                      guarantee, mortgage,
                                                      charge or other instrument
                                                      entered into by the
                                                      Company other than in the
                                                      ordinary course of
                                                      business as carried on at
                                                      Completion.

         1.2      HEADING AND CLAUSES

                  The headings in this Schedule shall not affect its interpretation and references in this Schedule to Clauses (unless expressly provided otherwise) are to clauses of this Schedule.

         1.3      "PURCHASER"

                  References to the "Purchaser" shall, where the benefit of this Schedule has been assigned in accordance with the restrictions contained in Section 17 of the Agreement, mean the person or persons for the time being entitled to the benefit of this Schedule.

         1.4      EJUSDEM GENERIS

                  General words shall not be given a restrictive meaning because they are followed by particular examples intended to be embraced by the general words.

         1.5      GENERAL

                  1.5.1 References to an Event occurring on or before a particular date or in respect of a particular period shall include an Event which is deemed for Tax purposes to have occurred on or before or in respect of that period;

                  1.5.2 References to income, profits or gains earned, accrued or received shall include income profits or gains treated as or deemed for Tax purposes to be earned, accrued or received.

                  1.5.3 Reference to an Event occurring on or before Completion shall be deemed to include any combination of two or more Events only the first or some of which occurred on or before Completion but only if the Event or Events occurring after Completion is or are:

                           (a) the completion of the disposal by the Company of any capital asset which was contracted to be sold by the Company before Completion;

                           (b) the satisfaction of a condition to which the disposal by the Company of any capital asset pursuant to a contract entered into before Completion was subject (in which event the disposal shall, for the purposes of this Schedule, be treated as having been made before Completion and any Tax Liability arising from such disposal shall be treated as having arisen before Completion);

                           (c) the death of any individual who, in the seven years preceding his death, was the donor of any asset owned by the Company at Completion;

                           (d) the failure of any Company which was at any time prior to Completion a member of the same group of Companies as the Company to discharge a liability to Taxation within a specified period or prior to the expiry of such period;

                           (e) the bringing into the United Kingdom of any document relating to any asset owned by the Company at Completion and executed prior to Completion outside the United Kingdom;

                           (f) the making of any chargeable payment (as defined in section 214 1988 Taxes Act) in respect of any exempt distribution (as defined in section 213 1988 Taxes Act) occurring prior to Completion.

         1.6      COMPANY

                  Unless the context otherwise requires the expression "the Company" includes each of the Subsidiaries so that this Schedule shall apply to each Subsidiary as if it were the Company.

2.       COVENANT

         2.1      COVENANT TO PAY

                  Subject as provided in this Schedule each of the Warrantors covenants with the Purchaser to account to the Purchaser, but only in the manner and to the extent provided for in clause
                  5.9 and section 6 of the Agreement, for an amount equal to the amount of:

                  2.1.1 any Tax Liability which arises by reason of or in consequence of any Event which occurred on or before Completion whether or not such Tax Liability has been discharged on or before Completion; and

                  2.1.2 any Tax Liability of the Company under Sections 190 and 191 TCGA, Section 132 Finance Act 1988, Section 214 Taxes Act 1988 or Section 96 (8) Finance Act 1990 which would not have arisen but for any act, omission or change in circumstances of any company (other than the Company) which was at any time before Completion a member of the same group of companies as the Company for any Tax purpose;

                  2.1.3    any Tax Liability of the Company arising under
                           Section 767A Taxes Act 1988 in respect of corporation tax assessed on any company and remaining unpaid where the company in question was on or prior to Completion under the control of any person who has at any time prior to Completion also had control of the Company (within the meaning in Section 767B of the Taxes Act 1988);

                  2.1.4 any depletion in the assets or increase in the liabilities of the Purchaser or the Company as a result of any inheritance tax which:

                           (a) is at Completion a charge on any of the Shares or assets of the Company or gives rise to a power to sell, mortgage or charge any of the Shares or assets of the Company; or

                           (b) after Completion becomes a charge on or gives rise to a power to sell, mortgage or charge any of the Shares or assets of the Company, being a liability in respect of inheritance tax payable as a result of the death of any person (whenever occurring) within seven years after a transfer of value or a deemed transfer of value where such transfer of value or deemed transfer of value occurred on or before Completion; or

                           (c) arises as a result of a transfer of value occurring on or before Completion (whether or not in conjunction with the death of any person whenever occurring) made by or to the Company;

                  2.1.5 any Tax Liability of the Company in respect of any supply for the purposes of Value Added Tax whenever made by any company other than a Subsidiary which was a member of the same group of companies (within the meaning of Section 43 of the Value Added Tax Act
                           1994) as the Company at any time on or before Completion;

                  2.1.6 any reasonable costs or expenses properly incurred or payable by the Company or the Purchaser in connection with any matter for which a claim is made under this
                           Schedule in respect of which the Warrantors are ultimately liable under this Schedule.


         2.2      INHERITANCE TAX

                  2.2.1 For the avoidance of doubt any payment made by the Purchaser or the Company to discharge or remove any charge or power to sell, mortgage or charge shall give rise to a depletion in the assets of the Purchaser or the Company and notwithstanding any provision in this Schedule the Purchaser or the Company may disregard any right to pay tax in instalments in discharging or removing a charge or power.

                  2.2.2 Section 213 of the Inheritance Tax Act 1984 shall not apply in relation to any payments to be made by the Warrantors under this Schedule.

3.       EXCLUSIONS

                  3.1      The Warrantors shall not be liable under this
                           Schedule in respect of any Tax Liability to the extent that it arises in the ordinary course of normal business of the Company after the Accounts Date and before Completion excluding the following:

                           (a) the acquisition, disposal or supply or deemed acquisition, disposal or supply of any assets, goods, services or business facilities of any kind (including the lending of money and letting, hiring or licensing of any tangible or intangible property) for a consideration deemed for Tax purposes to be different to that actually received, to the extent of the difference only;

                           (b) any Event which may result in the Company becoming liable to pay or bear Tax chargeable directly or primarily against or attributable directly or primarily to another person;

                           (c) the failure to deduct and/or account for Tax;

                           (d) the making of any distribution or deemed distribution including the paying of any dividend;

                           (e) any Event to which Part XVII of the Taxes Act 1988 applies;

                           (f)      the disposal of any capital asset;

                           (g) a company ceasing to be a member of a group for any Tax purposes on or before Completion.

                  3.2 The provisions of clauses 5.9 and Section 6 (except clause 6.5) and section 9 of the Agreement shall apply to limit or exclude the liability of the Warrantors under this Schedule or to give the Warrantors a right of reimbursement as if such provisions were expressly set out in this Schedule.

4.       PROCEDURE

         4.1      NOTIFICATION OF CLAIMS

                  If after Completion the Purchaser becomes aware of a Demand which could give rise to a liability under this Schedule it shall ensure that notice of the Demand is given to the Warrantors as soon as reasonably practicable (and in any event within 21 days after receiving the same) and the Purchaser shall consult with the Warrantors as to the action to be taken in respect of such Demand and shall take or ensure that the Company takes such action as the Warrantors may reasonably request subject to the Warrantors indemnifying and securing the Purchaser and the Company (as the case may be) to its reasonable satisfaction against all losses, costs, damages and expenses, including interest on overdue Tax, which may be incurred as a result of it or them taking such action PROVIDED THAT the compliance of the Purchaser and/or the Company with the provisions of this clause 4 shall not be a condition precedent to the liability of the Warrantors under this Schedule and PROVIDED FURTHER THAT the Warrantors shall not be entitled to the conduct of proceedings in the name of the Company.

         4.2      COMPROMISE

                  The Purchaser or the Company may admit, compromise, settle, discharge or otherwise deal with any Demand without reference to the Warrantors if the Warrantors delay unreasonably in making any such request as is mentioned in Clause 4.1 and in particular shall not be obliged to appeal against any Tax assessment unless (having given written notice of the receipt of the assessment) it has received such a request from the Warrantors within 15 Business Days or if it is alleged by any Taxation Authority that the Company has committed acts or made omissions in relation to the Taxation in question which may constitute fraud or dishonest conduct.


         4.3      NO PREJUDICIAL ACTION

                  Neither the Purchaser nor the Company shall be required to take any action which will materially increase its liability to Tax in respect of any period arising after Completion.

         4.4      DUE COMPLIANCE WITH PROCEDURE

                  The Purchaser and/or the Company shall be taken to have complied with the provisions of this Clause if it has notified, consulted with and, if appropriate, bona fide acted in accordance with the instructions or approval of any one of the Warrantors.

5.       TAXES

         PAYMENTS TO BE MADE GROSS

         All payments or transfers made by the Warrantors under this Schedule shall be made gross, free of any rights of counterclaim or set off and without any deductions or withholdings of any nature, except as may be required by law.


6.       DUE DATE FOR PAYMENT

         All payments or transfers to be made by the Warrantors under this Schedule shall be made in accordance with Section 9 of the Agreement.

                                   SCHEDULE 6


       1.         REPRESENTATIONS AND WARRANTIES.

                  The Purchaser represents and warrants to, and agrees with, The Sellers, as of the date hereof and with respect to this Agreement, as follows:

         (a) ORGANIZATION; STANDING AND POWER. Each of the Purchaser and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Purchaser and its subsidiaries. The Purchaser has delivered to the Sellers complete and correct copies of its certificate of incorporation and bylaws as amended to the date hereof.

         (b) CAPITAL STRUCTURE. As of the date hereof the authorized capital stock of the Purchaser consists of 200,000,000 shares of Common Stock, par value $.001 per share ("Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.001 per share. At the close of business on July 8, 1997, 37,528,014 shares of Common Stock were outstanding. The shares of Common Stock to be issued to the Sellers pursuant to this Agreement, when issued in accordance with the documents to be executed and delivered by the Purchaser in connection with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws.

         (c) AUTHORITY. The Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated thereby will not, conflict with or result in any violation of, or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under any provision of the certificate of incorporation or by-laws of the Purchaser or any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or its properties or assets, other than any such conflicts, violations or defaults which individually or in the aggregate do not have a material adverse effect on the Purchaser. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign government, or any agency or instrumentality thereof, is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated thereby.

         (d) SEC DOCUMENTS. The Purchaser has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since September 30, 1996, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, each as in effect on the dates such forms, reports and documents were filed. The Purchaser has heretofore delivered and made available to the Sellers, in the form filed with the SEC (including any amendments thereto), all reports or registration statements filed by the Purchaser with the SEC since September 24, 1996 (the "Company SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein (but excluding exhibits), contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Purchaser included in the Purchaser SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Purchaser and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since the date of the most recently filed Company SEC Report, there has been no material adverse change in the properties, business, results of operations or condition (financial or otherwise) of the Purchaser and its subsidiaries taken as a whole or any material change in the accounting principles utilized by the Purchaser and its subsidiaries.

                  2. OPINION DELIVERY REQUIREMENT. It shall be a condition to the obligation of the Sellers to consummate the sale of their shares of the Company to the Purchaser pursuant to this Agreement that the Sellers shall have received from Weil, Gotshal & Manges LLP, counsel to the Purchaser, an opinion to the following effect:

       (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

       (b) The shares of the Purchaser's Common Stock to be issued pursuant to this Agreement have been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights pursuant to law or in the Purchaser's certificate of incorporation.

         (c) The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations thereunder. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Purchaser.

         (d) The execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and compliance by the Purchaser with the provisions thereof will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Purchaser, (ii) any of the terms, conditions or provisions of any material document, agreement or other instrument to which the Purchaser is a party or by which it is bound of which counsel is aware, (iii) any New York, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion) or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Purchaser of which counsel is aware.

         (e) No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated thereby, except as may be required under applicable federal and state securities or blue sky laws.

                  The foregoing opinion shall be limited to United States federal law, the laws of the State of New York and Delaware corporate law and shall be subject to other customary limitations and qualifications.

  3. MISCELLANEOUS. This Schedule 6 shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles. The representations and warranties made herein shall survive the execution and delivery of this Agreement.

AS WITNESS, this Agreement has been executed as a Deed by the Parties the day and the year first before written.


Signed by Roy D. Parker                              )
                                                     )
for and on behalf of                                 )
BROWN SHIPLEY DEVELOPMENT                            )
CAPITAL LIMITED as General                           )
Partner of SECOND BROWN                              )
SHIPLEY FUND (LP3872) and                            )
SECOND BROWN SHIPLEY                                 )
FUND II (LP 3961) in the presence of: M.J. Bowan     ) /s/ Roy D. Parker
                                      Solicitor London, WCI



Signed by the said                                   )
RODERICK HOPEWELL-SMITH                              ) /s/ Roderick Hopewell-Smith
in the presence of: M.J. Bowan                       )     as Attorney
                    Solicitor London WCI


Signed by the said                                   )
SINCLAIR SHEPHERD STEWART                            )
for himself and as Trustee of The Sinclair           )
Stewart Interest in Possession Trust - 1             )
in the presence of: S. O'Reilly                      ) /s/ S. S. Stewart
                    Solicitor WCI


Signed by the said                                   )
ALLAN HAYWARD                                        )
for himself and as Trustee of The Allan              )
Hayward Settlement of 23/6/97 and The                )
Allan Hayward No. 2 Settlement of 27/6/97            )
in the presence of: M.J. Bowan                       ) /s/ Allan Hayward



Signed by the said                                   )
PAUL ANTHONY D'INVERNO                               )
for himself and as Trustee of the                    )
Emmadin Trust and the Paul D'Inverno                 )
Settlement                                           )
in the presence of: S. O'Reilly                      ) /s/ Paul D'Inverno
                    Solicitor WCI

Signed by the said                                   )
PEARL LYNDA CARTER by Allan Hayward                  ) /s/ Allan Hayward
in the presence of: M.J. Bowan                       )     as Attorney



Signed by the said                                   )
ROGER EDMUND GRAFFY                                  )
for himself and as Trustee of The Molly              )
Settlement, The Maya Louise Mylchreest               )
Graffy Bare Trust and The Oliver James               )
Mylchreest Graffy   bare trust                       )
in the presence of: L.J. West-Knight                 ) /s/ Roger Graffy



Signed by the said                                   )
ROBERT JOHN EGLETON                                  )
for himself and as Trustee of The Robert             )
Egleton Settlement                                   )
in the presence of: M.J. Bowan                       ) /s/ Robert Egleton
                    Solicitor, London WCI


Signed by S. Stewart and                             )
          A. Hayward                                 )
for and on behalf of                                 )
BOUNTY GROUP EMPLOYEE                                )
SHARE SCHEME TRUSTEE                                 ) /s/ S. Stewart, Director
LIMITED in the presence of: M.J. Bowan               ) /s/ Allan Hayward, Director



Signed by the said                                   )
HOLGER BRANDT by S. Stewart                          ) /s/ S. Stewart
in the presence of: M.J. Bowan                       )     as Attorney



Signed by the said                                   )
                                                     ) /s/ John Fewkes, Director
for and on behalf of                                 )
SPREAD TRUSTEE COMPANY                               )
LIMITED as Trustee of The Allan Hayward              )
Life Interest Settlement                             ) /s/ Roger Le Hegarat, Authorized Signatory
in the presence of:                                  )     for COSIGN LIMITED, Company Secretary


Signed by the said                                   )
                                                     ) /s/ John Fewkes, Director
for and on behalf of                                 )
SPREAD TRUSTEE COMPANY                               )
LIMITED as Trustee of The Paul D'Inverno             )
Life Interest Settlement                             ) /s/ Roger Le Hegarat, Authorized Signatory
in the presence of:                                  )     for COSIGN LIMITED, Company Secretary



Signed by the said                                   )
NICHOLAS HOPEWELL-SMITH                              )
in the presence of: M.J. Bowan                       ) /s/ Nicholas Hopewell-Smith



Signed by the said                                   )
CAREY INGE EGLETON                                   )
in the presence of: M.J. Bowan                       ) /s/ Carey Egleton



Signed by the said                                   )
NATALIE ALEXANDRA EGLETON                            )
in the presence of: S. O'Reilly                      ) /s/ N. Egleton
                    Solicitor WCI

Signed by the said                                   )
LUCIE VICTORIA EGLETON                               )
in the presence of: S. O'Reilly                      ) /s/ L. Egleton
                    Solicitor WCI



Signed by the said                                   )
AVRIL MARJORIE STEWART                               )
as Trustee of the Sinclair Stewart Interes           )
in Possession Settlement - 1                         )
in the presence of: S. O'Reilly                      ) /s/ Avril M. Stewart
                    Solicitor WCI

Signed by the said                                   )
KEITH JOHN MANSFIELD                                 )
as Trustee of:                                       )
The Emmadin Trust                                    )
The Paul D'Inverno Settlement                        )
The Allan Hayward No. 2 Settlement of                )
27/6/97                                              )
in the presence of: M.J. Bowan                       ) /s/ Keith Mansfield



Signed by the said                                   )
MAUREEN D'INVERNO                                    )
as Trustee of:                                       )
The Emmadin Trust                                    )
The Paul D'Inverno Settlement                        )
in the presence of: S. O'Reilly                      ) /s/ M. M. D'Inverno



Signed by the said                                   )
LOUISE HAYWARD                                       )
as Trustee of:                                       )
The Allan Hayward No. 2 Settlement of                )
27/6/97 and The Allan Hayward Settlement             )
of 23/6/97                                           ) /s/ Martin J. Bowan
in the presence of: S. O'Reilly                      )     as Attorney



Signed by the said                                   )
JOANNE CATHERINE HARRISON                            )
as Trustee of:                                       )
The Allan Hayward Settlement of 23/6/97              )
in the presence of: S. O'Reilly                      ) /s/ Joanne Catherine Harrison
                    Solicitor


Signed by the said                                   )
DINAH LOUISE GRAFFY                                  )
as Trustee of:                                       )
The Molly Settlement                                 )
for The Maya Louise Mylchreest Graffy (bare )
trust)                                               )
for The Oliver James Mylchreest Graffy (bare         )
trust)                                               )
in the presence of: L.J. West-Knight                 ) /s/ Dinah Louise Graffy


Signed by the said                                   )
CHRISTOPHER HENRY AVERY                              )
as Trustee of:                                       )
The Molly Settlement                                 )
for The Maya Louise Mylchreest Graffy (bare          )
trust)                                               )
for The Oliver James Mylchreest Graffy (bare         )
trust)                                               )
in the presence of: C. J. Smilton                    ) /s/ C. H. Avery



Signed by the said                                   )
SANDRA MURIEL EGLETON                                )
as Trustee of The Robert Egelton                     )
Settlement                                           )
in the presence of: M.J. Bowan                       ) /s/ S. M. Egleton
                    Solicitor, WCI


Signed by the said                                   )
ALEXANDER GEORGE MUNRO                               )
as Trustee of The Robert Egelton                     )
Settlement                                           ) /s/ Martin J. Bowan
in the presence of: S. O'Reilly                      )     as Attorney



Signed by                                            )
duly authorised for and on behalf of                 )
SNYDER COMMUNICATIONS, INC.                          ) /s/ A. Clayton Perfall, CFO
in the presence of:                                  ) /s/ Michele D. Snyder, Pres. / C.O.O.

